                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

   Filed by the Registrant:  [X]

   Filed by a Party other than the Registrant:  [_]

   Check the appropriate box:

   [X] Preliminary Proxy Statement

   [_] Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))

   [_] Definitive Proxy Statement

   [_] Definitive Additional Materials

   [_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           KINDRED HEALTHCARE, INC.
                               -----------------

               (Name of Registrant as Specified in Its Charter)

                               -----------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of filing fee (Check the appropriate box):

   [X] No fee required.

   [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee was calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

   [_] Fee paid previously with preliminary materials.

   [_] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

                                 [LOGO] Kindred
                                   Healthcare

                           KINDRED HEALTHCARE, INC.

                                                             March       , 2002

Dear Shareholder:

   You are cordially invited to attend the Annual Meeting of Shareholders of Kindred Healthcare, Inc. ("Kindred"), to be held at 10:00 a.m. on Tuesday, April 16, 2002, at Kindred's offices at 680 South Fourth Street, Louisville, Kentucky 40202-2412.

   Information concerning the business to be conducted at the meeting is included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Please give all of the information contained in the Proxy Statement your careful attention.

   YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, we urge you to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. Please refer to the enclosed voting form for instructions. If you attend the meeting, you will, of course, have the right to vote in person.

   I look forward to greeting you personally, and on behalf of the Board of Directors and management, I would like to express our appreciation for your interest in Kindred.

Sincerely,

/s/ Edward L. Kuntz

Edward L. Kuntz
Chairman of the Board and Chief
  Executive Officer
Kindred Healthcare, Inc.
680 South Fourth Street
Louisville, Kentucky 40202-2412

                                 [LOGO] Kindred
                                   Healthcare

                           KINDRED HEALTHCARE, INC.
                            680 SOUTH FOURTH STREET
                        LOUISVILLE, KENTUCKY 40202-2412

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON APRIL 16, 2002

To the Shareholders of Kindred Healthcare, Inc.:

   The Annual Meeting of Shareholders of Kindred Healthcare, Inc. will be held at 10:00 a.m. on Tuesday, April 16, 2002, at Kindred's offices at 680 South Fourth Street, Louisville, Kentucky 40202-2412 for the following purposes:

   (1) To elect a board of seven directors;

   (2) To consider and ratify the Kindred Healthcare, Inc. 2000 Stock Option
       Plan;

   (3) To consider and approve the Kindred Healthcare, Inc. 2001 Stock Incentive Plan;

   (4) To consider and ratify the Kindred Healthcare, Inc. 2000 Long-Term Incentive Plan;

   (5) To consider and approve the Kindred Healthcare, Inc. Short-Term Incentive Plan;

   (6) To consider and approve an amendment to Kindred's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock; and

   (7) To transact such other business as may properly come before the meeting.

   Only shareholders of record at the close of business on March 7, 2002 will be entitled to vote at the meeting and any adjournments thereof.

   IT IS IMPORTANT THAT YOU VOTE YOUR SHARES. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE IN ORDER TO AVOID ADDITIONAL SOLICITING EXPENSES TO KINDRED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND THE MEETING.

                                          Edward L. Kuntz
                                          Chairman of the Board and Chief
                                            Executive Officer

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 16, 2002

                              GENERAL INFORMATION

   This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Kindred Healthcare, Inc. ("Kindred" or the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held at 10:00 a.m. on April 16, 2002, at the Company's offices at 680 South Fourth Street, Louisville, Kentucky 40202-2412, and at any adjournment or postponement thereof. Only shareholders of record on the books of the Company at the close of business on March 7, 2002 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement is dated March 8, 2002 and was first mailed to shareholders on or about March 11, 2002.

   Proxies are solicited by the Board of Directors in order to provide each shareholder an opportunity to vote on all matters scheduled to come before the meeting, whether or not he or she attends the meeting in person. When the enclosed proxy card is returned properly signed, the shares represented by the proxy card will be voted by the proxy holders named on the proxy card in accordance with the shareholder's directions. You are urged to specify your choice by marking the appropriate box on the proxy card. If the proxy card is signed and returned without specifying a choice, the shares will be voted as recommended by the Board of Directors.

   The cost of preparing, assembling and mailing the notice of annual meeting, proxy statement and proxy card will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. Furthermore, the Company may retain an investor relations firm to solicit proxies by telephone or mail. Kindred will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of the Company's common stock.

Revocability of Proxy

   Executing and returning the enclosed proxy card will not affect your right to attend the Annual Meeting and vote in person. If you do attend, you may, if you wish, vote by ballot at the meeting, thereby effectively canceling any proxies previously given. In addition, a shareholder giving a proxy may revoke it at any time before it is voted at the meeting by filing with the secretary of the Company any instrument revoking it, or by filing with the Company a duly executed proxy bearing a later date.

Voting Rights and Outstanding Shares

   Each share of common stock, $0.25 par value ("Common Stock"), of the Company outstanding at the close of business on March 7, 2002 is entitled to one vote at the Annual Meeting. As of March 7, 2002, there were [.] shares of Common Stock outstanding.

   The presence at the Annual Meeting in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of all business at the Annual Meeting. The vote of a plurality of the outstanding shares of Common Stock present in person or by proxy will be necessary to elect the director-nominees listed in this Proxy Statement. The affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy will be necessary to approve all other proposals and matters that may come before the Annual Meeting for shareholder consideration. Abstentions and proxies relating to "street name" shares for which brokers have not received voting instruction from the beneficial owner ("Broker Non-Votes") are counted in determining whether a quorum is present. In the election of directors, the nominees receiving the highest number of votes will be elected. Therefore, abstentions or Broker Non-Votes for a director-nominee will have no effect. With respect to any matters submitted to the shareholders for their consideration other than the election of directors, abstentions will be counted as part of the total number of votes cast on such proposals in determining whether the proposals have received the requisite number of favorable votes, whereas Broker Non-Votes will not be counted as part of the total number of votes cast on such proposals. Thus, abstentions will have the same effect as votes against any such proposal, whereas Broker Non-Votes will have no effect in determining whether any such proposal has been approved by the shareholders. Therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who also will determine whether or not a quorum is present.

                            BACKGROUND INFORMATION

   On May 1, 1998, Ventas, Inc. ("Ventas") completed the spin-off of its healthcare operations to its shareholders through the distribution of the Company's former common stock (the "Spin-off"). In anticipation of the Spin-off, the Company was incorporated on March 27, 1998 as a Delaware corporation.

   As a result of decreased Medicare and Medicaid reimbursement rates introduced by the Balanced Budget Act of 1997 and other issues associated with the Company, the Company was unable to meet its then existing financial obligations, including rent payable to Ventas and debt service obligations under existing indebtedness. Accordingly, on September 13, 1999, the Company filed voluntary petitions for protection under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. From the date of the bankruptcy filing until it emerged from bankruptcy, the Company operated its businesses as a "debtor-in-possession" subject to the jurisdiction of the bankruptcy court. The bankruptcy court approved the Company's Fourth Amended Joint Plan of Reorganization (the "Plan of Reorganization") which became effective on April 20, 2001 (the "Effective Date").

   Pursuant to the Plan of Reorganization, the Company issued to certain claimholders, including senior creditors and Ventas, in exchange for their claims: an aggregate of (1) $300 million of senior secured notes, (2) 15,000,000 shares of Common Stock, (3) 2,000,000 Series A warrants to purchase Common Stock, and (4) 5,000,000 Series B warrants to purchase Common Stock. The Company also entered into amended and restated master lease agreements with Ventas covering 210 of the nursing centers and 44 of the hospitals that the Company operates. As part of the Plan of Reorganization, the Company's then existing senior indebtedness and debt and equity securities were canceled. As a result of the exchange described above, the holders of certain claims acquired control of the Company and the holders of the Company's former common stock relinquished control. In addition, the Company changed its name to Kindred Healthcare, Inc. and a new board of directors, including representatives of the principal security holders following the exchange, was appointed.

                        1.  PROPOSAL TO ELECT DIRECTORS

   The Board of Directors of the Company currently consists of seven persons. The Board of Directors has nominated the seven persons listed below to be elected as directors at the Annual Meeting. Each director elected at the Annual Meeting will serve, subject to the provisions of the bylaws, until his successor is duly elected and qualified. The names and ages of the nominees proposed for election as directors, all of whom are presently directors of the Company, together with certain information concerning the nominees, are set forth below:

   EDWARD L. KUNTZ (56) has served as the Company's Chairman of the Board and Chief Executive Officer since January 1999. He served as the President, Chief Operating Officer and a director of the Company from November 1998 to January 1999. He served as President of the Company until January 2002. Mr. Kuntz was Chairman and Chief Executive Officer of Living Centers of America, Inc., a leading provider of long-term healthcare, from 1992 to 1997. After leaving Living Centers of America, Inc., he served as an advisor and consultant to a number of healthcare services and investment companies and was affiliated with Austin Ventures, a venture capital firm. In addition, Mr. Kuntz served as Associate General Counsel and later as Executive Vice President of ARA Living Centers until the formation of Living Centers of America, Inc. in 1992.

   JAMES BOLIN (43) has served as a director of the Company since April 2001. Since 1995, Mr. Bolin has been Vice President and Secretary of Appaloosa Management L.P. Mr. Bolin serves as a director of Inamed Corporation, a global surgical and medical device company, and Bio-Plexus, Inc., a designer and manufacturer of safety medical products. (1)

   MICHAEL J. EMBLER (37) has served as a director of the Company since July 2001. Since July 2001, Mr. Embler has been Vice President of Franklin Mutual Advisers, LLC. From October 1992 to May 2001, he served in various positions with Nomura Holding America, most recently as Managing Director.

   GARRY N. GARRISON (55) has served as a director of the Company since April 2001. From 1997 to 2000, Mr. Garrison served as Senior Vice President of Dynamic Healthcare Solutions, Inc., a venture capital firm specializing in high-growth, health related businesses. From 1996 to 1997, he served as President and Chief Executive Officer, Specialty Services Division of the Foundation Health Systems, Inc., overseeing operations for various specialty services companies. Mr. Garrison also served as President and Chief Operating Officer of Integrated Pharmaceutical Services from 1994 to 1996. (1)(2)

   ISAAC KAUFMAN (54), a certified public accountant, has served as a director of the Company since April 2001. Since September 1998, Mr. Kaufman has served as the Senior Vice President and Chief Financial Officer of Advanced Medical Management Inc., a manager of medical practices and an outpatient surgical center. From February 1998 to September 1998, he served as the Chief Financial Officer of Bio Science Contract Production Corp., a contract manufacturer of bulk pharmaceuticals and biologics. Mr. Kaufman also served as Chief Financial Officer of VSI Group, Inc. from October 1996 to February 1998. Mr. Kaufman serves as a director of TransWorld Entertainment Corporation, a leading specialty retailer of music and video products. (1)

   JOHN H. KLEIN (55) has served as a director of the Company since April 2001. Mr. Klein has been the Chairman and Chief Executive Officer of Strategic Business and Technology Solutions, LLC, a strategy business and technology advisory firm, since June 1998. Since 2001, he also has served as Chairman and Managing Director of True North Partners, a consulting and private equity fund. Mr. Klein also has served as the Chairman and Chief Executive Officer of BI Logix, Inc., a business intelligence software solutions company, since May 1998. In addition, he has served as Chairman and Chief Executive Officer of DentalLine.com, a group benefit and internet company, since July 1999. From March 1998 to August 2000, he served as Director and Vice Chairman of Image Vision, a developer and marketer of imaging systems and products. Mr. Klein also served as Chairman and Chief Executive Officer of the MIM Corporation, a provider of pharmacy benefit services, from 1996 to May 1998. Mr. Klein is a director of U.S. Interactive, Inc. and Sunbeam Corporation. (1)(2)

   DAVID A. TEPPER (44) has served as a director of the Company since April 2001. Mr. Tepper has been President of Appaloosa Management L.P. since 1993. Mr. Tepper also serves as a director of Inamed Corporation, a global surgical and medical device company. (2)

   The information contained in this Proxy Statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of such nominees, except to the extent certain information appears in its records. Directors' ages are given as of January 1, 2002.
--------
(1) Member of the Audit and Compliance Committee, of which Mr. Kaufman and Mr. Klein serve as Co-Chairmen.
(2) Member of the Executive Compensation Committee, of which Mr. Klein is Chairman.

   SHARES OF COMMON STOCK OF THE COMPANY COVERED BY PROXIES EXECUTED AND RECEIVED IN THE ACCOMPANYING FORM WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES, UNLESS OTHERWISE SPECIFIED ON THE PROXY. The Board of Directors does not contemplate that any of the nominees will be unable to accept election as a director. However, in the event that one or more nominees are unable or unwilling to accept or are unavailable to serve, the persons named in the proxies or their substitutes will have authority, according to their judgment, to vote or refrain from voting for other individuals as directors.

             CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

   In connection with the Company's emergence from bankruptcy, a new board of directors, including representatives of the principal security holders following the reorganization, was appointed. Each of the prior Board members resigned on April 20, 2001.

   During 2001, the Board of Directors held twelve meetings, including four regular and eight special meetings. Each director attended more than 75% of the total number of meetings of the Board and the committees on which each served. The Board of Directors has established an Audit and Compliance Committee and an Executive Compensation Committee. The Company does not have a nominating or similar committee.

   Audit and Compliance Committee. The Audit and Compliance Committee held five meetings during 2001. The Audit and Compliance Committee assists the Board of Directors in monitoring (a) the adequacy of the Company's system of internal controls, accounting policies, financial reporting practices, and the quality and integrity of the Company's financial reporting and (b) the Company's compliance with applicable laws, regulations and policies.

   Executive Compensation Committee. The Executive Compensation Committee held four meetings in 2001. The Executive Compensation Committee assists the Board of Directors in fulfilling its responsibility to the shareholders and investment community to ensure that the Company's key executives and Board members are compensated in accordance with the Company's overall compensation policies. The Committee recommends and approves compensation policies, programs and pay levels that are necessary to support the Company's objectives and that are rational and reasonable to the value of the services rendered.

                           COMPENSATION OF DIRECTORS

   During 2001, non-employee directors of the Company received $2,000 for each board meeting attended and $1,000 for each committee meeting attended. In addition, non-employee directors received a $2,500 retainer for each calendar quarter that they served as a director.

   Pursuant to the Company's Stock Option Plan for Non-Employee Directors (the ''Directors Plan''), each non-employee member of the Board received an option to purchase 10,000 shares of Common Stock. Each non-employee director serving on May 21, 2001 received an option having an exercise price of $32.00 per share which was the Executive Compensation Committee's determination of the fair market value of the Common Stock on the date of grant. On July 17, 2001, Mr. Embler was granted an option to purchase 10,000 shares of Common Stock having an exercise price of $47.50 per share in connection with his appointment to the Board of Directors. All of these options are exercisable in four equal annual installments beginning on the first anniversary of their grant date and have a ten year term.

   In addition, under the Directors Plan, the Company also will issue, on January 1 of each year during the term of the Directors Plan, an option to purchase 3,000 shares of Common Stock to each non-employee director. In addition, upon the appointment or election of a person as a non-employee director for the first time, such director will receive a one-time grant of an option to purchase 10,000 shares of Common Stock. These options will have an exercise price equal to the fair market value of the Common Stock on the date the option is granted in accordance with the terms of the Directors Plan.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding beneficial ownership of Common Stock and the Company's Series A and Series B warrants, as of January 31, 2002, by (1) each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (2) each person who is a director or nominee for director, (3) each of the Company's Named Executive Officers (as defined herein), and (4) all of the persons who are directors and executive officers of the Company, as a group.

                                          Amount and Nature of Beneficial
                                                   Ownership (1)              Percent of Class
                                          ------------------------------- ------------------------
                                            Common    Series A  Series B  Common Series A Series B
Name of Beneficial Owner                    Stock     Warrants  Warrants  Stock  Warrants Warrants
------------------------                  ---------   -------- ---------  ------ -------- --------
Directors and Named Executive Officers
Edward L. Kuntz..........................   125,000        --         --      *      --       --
James Bolin (2).......................... 4,996,822   720,398  1,800,996   24.7    36.0     36.0
Michael J. Embler........................        --        --         --     --      --       --
Garry N. Garrison........................        --        --         --     --      --       --
Isaac Kaufman............................        --        --         --     --      --       --
John H. Klein............................        --        --         --     --      --       --
David A. Tepper (2)...................... 4,996,822   720,398  1,800,996   24.7    36.0     36.0
Frank J. Battafarano.....................    30,905        --         --      *      --       --
Richard E. Chapman.......................    31,062        --         --      *      --       --
Donald D. Finney.........................    28,500        --         --      *      --       --
Richard A. Schweinhart...................    31,050        --         --      *      --       --

All Directors and Executive Officers as a
  Group (16 persons) (3)................. 5,326,030   720,398  1,800,996   26.4    36.0     36.0

Other Security Holders with More than
  5% Ownership
Appaloosa Management L.P., Appaloosa
  Partners, Inc. and David A. Tepper (2). 4,996,822   720,398  1,800,996   24.7    36.0     36.0
Stephen Feinberg (4)..................... 1,181,451        --         --    5.7      --       --
Franklin Mutual Advisers, LLC (5)........ 5,047,831   560,242  1,400,603   25.7    28.0     28.0
Goldman, Sachs & Co. and The Goldman
  Sachs Group, Inc. (6).................. 1,778,704   170,594    426,484    9.7     8.5      8.5
Van Kampen Prime Rate Income Trust (7)...   978,504        --         --    5.5      --       --
Ventas, Inc. and Ventas Realty, Limited
  Partnership (8)........................ 1,080,314        --         --    6.1      --       --

--------
*  Denotes less than 1%.

(1) Such information assumes that (a) options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this Proxy Statement have been exercised and (b) to the extent publicly available information does not specify which portion of certain shares of Common Stock is in the form of warrants, such shares are held in the form of Common Stock. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock and/or warrants beneficially owned by them. With respect to Mr. Schweinhart, his total includes 50 shares held jointly with his spouse.

(2) Based on a Schedule 13D/A jointly filed by Appaloosa Management L.P., Appaloosa Partners, Inc. and David A. Tepper dated November 14, 2001 with the Securities and Exchange Commission (the "SEC") and a Form 4 jointly filed with the SEC by Appaloosa Management L.P., Appaloosa Partners, Inc., David A. Tepper and James A. Bolin. According to these filings, Mr. Tepper is the sole stockholder and President of Appaloosa Partners, Inc. Mr. Bolin is Vice President and Secretary of Appaloosa Partners, Inc. Appaloosa Partners, Inc. is the general partner of Appaloosa Management L.P. Appaloosa Management L.P. is the general partner of Appaloosa Investment Limited Partnership I and acts as an investment advisor to Palomino Fund Ltd. According to the Schedule 13D/A, Appaloosa Management L.P., Appaloosa Partners, Inc. and Mr. Tepper may be deemed to have the sole voting and dispositive power with respect to 4,996,822 shares of Common Stock, of which 2,521,394 represent shares issuable upon exercise of the Series A and Series B warrants. The address of Appaloosa Management L.P., Appaloosa Partners, Inc., Mr. Tepper and Mr. Bolin is 26 Main Street, 1/st/ Floor, Chatham, New Jersey 07928.

(3) The number of shares of Common Stock shown in the table includes shares issuable upon the exercise of 720,398 Series A warrants and 1,800,996 Series B warrants. See note 2.

(4) Based on a Schedule 13D filed by Stephen Feinberg on May 8, 2001 with the SEC and other information provided to the Company. Cerberus Institutional Partners, L.P. is the holder of 244,530 shares of Common Stock, Cerberus International, Ltd. is the holder of 630,157 shares of Common Stock and various other private investment funds own in the aggregate 306,764 shares of Common Stock. Based on the Schedule 13D, Stephen Feinberg possesses sole power to vote and direct the disposition of all securities described in the immediately preceding sentence. The address of Mr. Feinberg is 450 Park Avenue, 28/th/ Floor, New York, New York 10022.

(5) Based on a Schedule 13D/A filed by Franklin Mutual Advisers, LLC dated January 9, 2002 with the SEC and other information available to the Company. According to the Schedule 13D/A, the Common Stock is beneficially owned by one or more open-end investment companies or other management accounts of Franklin Mutual Advisers, LLC. Under its advisory contracts, Franklin Mutual Advisers, LLC has sole voting and investment discretion over these securities. The number of shares of Common Stock shown in the table includes shares issuable upon the exercise of 560,242 Series A warrants and 1,400,603 Series B warrants. Michael J. Embler is a Vice President of Franklin Mutual Advisers, LLC and disclaims beneficial ownership of shares held by Franklin Mutual Advisers, LLC. The address of Franklin Mutual Advisers, LLC is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

(6) Based on a Schedule 13G/A jointly filed by Goldman, Sachs & Co. and The Goldman Sachs Group, Inc. on February 14, 2002 with the SEC and other information available to the Company. According to the Schedule 13G/A, Goldman, Sachs & Co. and The Goldman Sachs Group, Inc. share voting and dispositive power with respect to these securities. The number of shares of Common Stock shown in the table includes shares issuable upon the exercise of 170,594 Series A warrants and 426,484 Series B warrants. The address of Goldman, Sachs & Co. and The Goldman Sachs Group, Inc. is 85 Broad Street, New York, New York 10004.

(7) Based on information provided to the Company by Van Kampen Prime Rate Income Trust. The address of Van Kampen Prime Rate Income Trust is 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181.

(8) Based on a Schedule 13G/A jointly filed by Ventas, Inc. and Ventas Realty, Limited Partnership on January 22, 2002 with the SEC. According to the
    Schedule 13G/A, each of Ventas, Inc. and Ventas Realty, Limited Partnership has shared ownership and voting dispositive power with respect to these securities. Ventas, Inc. is the sole general partner of Ventas Realty, Limited Partnership, and the sole member of the only limited partner of Ventas Realty, Limited Partnership. The address of each of Ventas, Inc. and Ventas Realty, Limited Partnership is 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of the Common Stock to file initial stock ownership reports and reports of changes in ownership with the SEC. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2001 except for a late Form 3 filed by Franklin Mutual Advisers, LLC, reflecting the Company's securities distributed to it under the Plan of Reorganization. The Form 3 was subsequently filed by Franklin Mutual Advisers, LLC that reflects the securities of the Company it received under the Plan of Reorganization.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

   The following Summary Compensation Table sets forth compensation earned during the three fiscal years ended December 31, 2001 by the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                          Summary Compensation Table

                                                  Annual                       Long-Term
                                               Compensation                   Compensation
                                    ----------------------------------- ------------------------
                                                                        Restricted    Securities
                                                         Other Annual     Stock       Underlying    All Other
Name and Principal Position    Year  Salary   Bonus(1)  Compensation(2)   Awards       Options   Compensation(3)
---------------------------    ---- -------- ---------- --------------- ----------    ---------- ---------------
Edward L. Kuntz............... 2001 $795,700 $1,392,475    $123,902     $5,197,500(4)  135,000     $2,630,100
  Chairman of the Board and    2000  771,630  1,120,125     113,695             --          --          5,100
    Chief Executive Officer    1999  735,385    337,500     115,911        450,000(5)  200,000        317,300

Richard A. Schweinhart........ 2001 $291,760 $  481,404          --     $1,482,250(4)   38,500     $  738,879
  Senior Vice President and    2000  282,935    390,886          --             --          --         13,325
    Chief Financial Officer    1999  272,115    123,750          --             --          --        122,376

Donald D. Finney.............. 2001 $291,760 $  481,404          --     $1,482,250(4)   38,500     $  234,267
  President, Health Services   2000  282,935    390,886          --             --          --          3,966
    Division                   1999  279,711    123,750          --             --      80,000        120,625

Frank J. Battafarano.......... 2001 $257,500 $  424,875          --     $1,305,150(4)   33,900     $  202,705
  President, Hospital Division 2000  248,651    345,000          --             --          --         16,786
                               1999  213,654     96,750          --             --          --        253,637

Richard E. Chapman............ 2001 $291,760 $  481,404          --     $1,482,250(4)   38,500     $  235,896
  Chief Administrative and     2000  282,935    390,886          --             --          --          5,100
    Information Officer and    1999  274,421    123,750          --             --          --        139,758
   Senior Vice President

--------
(1) The amounts shown represent cash bonuses awarded under the Company's short-term incentive plan and, for 2001 and 2000, amounts earned under the Kindred Healthcare, Inc. 2000 Long-Term Incentive Plan. For 2001 and 2000, the awards under the Long-Term Incentive Plan earned by the Named Executive Officers were as follows:

     Year Mr. Kuntz Mr. Schweinhart Mr. Finney Mr. Battafarano Mr. Chapman
     ---- --------- --------------- ---------- --------------- -----------
     2001 $795,700     $262,584      $262,584     $231,750      $262,584
     2000  540,750      178,448       178,448      157,500       178,448

   See "--Long-Term Incentive Plan."

(2) These amounts represent travel and living expenses (including a gross-up for applicable taxes) paid to Mr. Kuntz of $81,003 for each of 2001, 2000 and 1999 and certain transportation related benefits of $42,899, $32,692 and $34,908 for 2001, 2000 and 1999, respectively.

(3) In addition to certain amounts noted below, the amounts in this column include contributions for the benefit of the Named Executive Officers to the Company's Retirement Savings Plan ("RSP"), Deferred Compensation Plan ("DCP"), and for 1999, amounts funded and distributed from the Company's former Supplemental Executive Retirement Plan ("SERP") as follows:

                        2001                  2000                       1999
                --------------------- --------------------- -------------------------------
                 RSP    DCP    Total   RSP    DCP    Total   RSP    DCP     SERP    Total
                ------ ------ ------- ------ ------ ------- ------ ------ -------- --------
Mr. Kuntz...... $5,100     -- $ 5,100 $5,100     -- $ 5,100 $4,800     --       -- $  4,800
Mr. Schweinhart  5,100     --   5,100  5,100     --   5,100  4,800     --       --    4,800
Mr. Finney.....  5,100     --   5,100  3,966     --   3,966     --     --       --       --
Mr. Battafarano  5,100 $7,963  13,063  5,100 $7,383  12,483  4,800 $5,902 $149,057  159,759
Mr. Chapman....  5,100     --   5,100  5,100     --   5,100  4,800     --       --    4,800

   The amounts also include Retention Bonuses (as defined) paid to the Named Executive Officers as follows:

     Year Mr. Kuntz Mr. Schweinhart Mr. Finney Mr. Battafarano Mr. Chapman
     ---- --------- --------------- ---------- --------------- -----------
     2001 $625,000     $229,167      $229,167     $179,167      $229,167
     2000       --           --            --           --            --
     1999  312,500      114,583       114,583       89,583       114,583

   In addition, the amounts for 2001 for Mr. Kuntz and Mr. Schweinhart include Performance Bonuses (as defined below) of $2,000,000 and $500,000, respectively, for the successful completion of the Plan of Reorganization. See "--Management Retention Plan." In addition, the amounts include certain transportation related benefits for the following years:

                Year Mr. Schweinhart Mr. Battafarano Mr. Chapman
                ---- --------------- --------------- -----------
                2001     $4,612          $10,475       $1,629
                2000      8,225            4,303           --
                1999      2,993            4,295           --

(4) These amounts represent the fair market value on the date of grant of shares of restricted stock granted on May 21, 2001 to the Named Executive Officers as follows: Mr. Kuntz--135,000 shares; Mr. Schweinhart--38,500 shares; Mr. Finney--38,500 shares; Mr. Battafarano--33,900 shares; and Mr. Chapman--38,500 shares. One-third of these shares vested on the date of grant and the remaining two-thirds will vest as follows: 15% on each of the first and second anniversaries of the grant date; 20% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date. Based on the closing price reported on the NASDAQ of $52.00 for the Common Stock on December 31, 2001, these awards would have been valued at the following amounts: Mr. Kuntz--$7,020,000; Mr. Schweinhart--$2,002,000; Mr. Finney--$2,002,000; Mr.
    Battafarano--$1,762,800; and Mr. Chapman--$2,002,000. The Company does not pay dividends on its Common Stock, but the holder of restricted stock is entitled to dividends if paid.

(5) This amount represents the fair market value on the date of grant of 200,000 restricted shares of the Company's former common stock granted on February 12, 1999. These shares were scheduled to vest on January 1, 2000 but Mr. Kuntz voluntarily forfeited the restricted shares prior to the vesting date.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth information concerning options to purchase shares of Common Stock granted to the Named Executive Officers in 2001:

                                                                                 Potential Realizable Value at
                        Number of  % of Total                 Market             Assumed Annual Rates of Stock
                       Securities   Options                  Price on                Price Appreciation for
                       Underlying  Granted to                the Date                    Option Term(4)
                         Options   Employees  Exercise Price    of    Expiration ------------------------------
         Name          Granted (1)  in 2001    Per Share(2)  Grant(3)    Date       0%        5%        10%
         ----          ----------- ---------- -------------- -------- ---------- -------- ---------- ----------
Edward L. Kuntz.......   135,000      13.5%       $32.00      $38.50   5/21/06   $877,500 $2,313,473 $4,050,626
Richard A. Schweinhart    38,500       3.9%       $32.00      $38.50   5/21/06   $250,250 $  659,768 $1,155,178
Donald D. Finney......    38,500       3.9%       $32.00      $38.50   5/21/06   $250,250 $  659,768 $1,155,178
Frank J. Battafarano..    33,900       3.4%       $32.00      $38.50   5/21/06   $220,350 $  580,939 $1,017,157
Richard E. Chapman....    38,500       3.9%       $32.00      $38.50   5/21/06   $250,250 $  659,768 $1,155,178

(1) All options shown in the above table become exercisable in three equal annual installments, beginning on the first anniversary of the date of grant, and have a five-year term. All options become fully exercisable upon a change in control of the Company (as defined in the Company's 2000 Stock Option Plan).
(2) The exercise price and any tax withholding obligations related to exercise may be paid, at the discretion of the Executive Compensation Committee, in cash, in shares of Common Stock or in any other reasonable consideration deemed appropriate.
(3) The Executive Compensation Committee set an exercise price of $32.00 per share based on its determination of the fair market value of the Common Stock on the date of grant. The Executive Compensation Committee determined that the minimal trading volume in the Common Stock between the date of the Company's emergence from bankruptcy and the grant date did not represent a fair trading value. Accordingly, the Executive Compensation Committee established the exercise price based on the weighted average purchase price of the Series A and Series B warrants issued in connection with the Plan of Reorganization.
(4) The dollar amounts in this table represent the potential realizable value of the stock options granted, assuming that the market price of the Common Stock appreciates in value from the date of grant to the end of the option term at annualized rates of 0%, 5% and 10% but before taxes associated with exercise. Therefore, these amounts are not the actual value of the options granted and are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. No assurance can be given that the price of the Common Stock will appreciate at these rates or experience any appreciation.

                         OPTION EXERCISES AND HOLDINGS

   The following table sets forth information concerning the exercise of options during 2001 and unexercised options held as of December 31, 2001 by the Named Executive Officers.

                      Aggregate Option Exercises in 2001
                          and Year-end Option Values

                                              Number of Securities      Value of Unexercised
                                             Underlying Unexercised    In-the-Money Options at
                         Shares                Options at 12/31/01           12/31/01(1)
                        Acquired    Value   ------------------------- -------------------------
Name                   on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                   ----------- -------- ----------- ------------- ----------- -------------
Edward L. Kuntz.......     --         --        --         135,000        --       $2,700,000
Richard A. Schweinhart     --         --        --          38,500        --       $  770,000
Donald D. Finney......     --         --        --          38,500        --       $  770,000
Frank J. Battafarano..     --         --        --          33,900        --       $  678,000
Richard E. Chapman....     --         --        --          38,500        --       $  770,000

--------
(1) The value of unexercised options was calculated by subtracting the exercise price from the market value of the underlying Common Stock as of December 31, 2001. The market value of the Common Stock was $52.00 per share as of December 31, 2001, based on the closing price per share on the NASDAQ.

Long-Term Incentive Plan

   During 2000, the Executive Compensation Committee adopted the Company's 2000 Long-Term Incentive Plan, subject to consummation of the Plan of Reorganization. This plan provides for the payment of cash bonus awards to key employees of the Company upon attainment by the Company of specified performance goals. For each performance period, the Executive Compensation Committee selects plan participants who are in a position to contribute materially to the success of the Company and establishes the performance goal or goals to be measured under the plan. The performance periods under the plan cover one year. The plan currently includes in excess of 600 employees, including hospital and nursing center administrators.

   Participants are eligible to receive cash bonuses based upon a percentage of base salary and vary depending upon the participant's position within the Company and the extent to which the performance goals established by the Executive Compensation Committee are attained. The maximum awards eligible under the plan as a percentage of base salary are 100% for the Chief Executive Officer and 90% for the other Named Executive Officers. No awards are granted under the plan until certain minimum levels of performance are reached. Awards are generally payable in equal annual installments on or about each of the first, second and third anniversaries of the end of the relevant performance period, provided that the participant is employed by the Company at the time payments are due.

   Based upon the goals established by the Executive Compensation Committee for the 2001 performance period, the Company achieved the maximum award under the plan. These awards will be paid in three equal annual installments beginning on or about December 31, 2002.

Management Retention Plan

   In November 1999, the Company received approval from the bankruptcy court to implement a management retention plan (the "Retention Plan") to enhance the ability of the Company to retain key management employees during the reorganization period. The Retention Plan provided for the payment of up to an aggregate of $11 million in bonuses to various key employees of the Company.
The Retention Plan consisted of two parts: (1) the payment of up to an aggregate of $7.3 million to key employees as retention bonuses ("Retention Bonuses") and (2) the payment of up to an aggregate of $3.7 million to certain employees who contributed significantly to the successful completion of the Plan of Reorganization ("Performance Bonuses"). The Retention Plan provided that the Retention Bonuses would be paid in three equal installments upon: (a) the bankruptcy court's approval of the Retention Plan, (b) the effective date of the Plan of Reorganization and (c) three months following the effective date of the Plan of Reorganization. The Performance Bonuses were paid on the effective date of the Plan of Reorganization.

Supplemental Executive Retirement Plan

   In 1998, the Executive Compensation Committee adopted the Supplemental Executive Retirement Plan which provided certain of the Named Executive Officers and certain other officers of the Company with supplemental deferred benefits in the form of retirement payments. Effective December 31, 1999, the SERP was amended to freeze accumulated benefits under the SERP and eliminate the accrual of any benefits thereafter. In February 2001, the SERP was further amended to eliminate any change in control provisions. Following this amendment, the SERP was terminated. The termination of the SERP will have no effect on the future payment of vested benefits under the SERP.

   In January 1999, the Executive Compensation Committee approved a partial funding and distribution of individual annuity contracts to participants with five or more years of service with the Company to settle approximately one-third of the obligations under the SERP relating to such participants. In addition, the eligible participants received a tax payment to cover their estimated taxes associated with this distribution. Mr. Battafarano received an annuity contract and a tax payment totaling $149,057 in 1999. No other Named Executive Officer received any benefits under the SERP.

Employment and Other Agreements

   In July 1998, the Company entered into employment agreements with its officers, including certain of the Named Executive Officers. In February 1999, the Company entered into a new employment agreement with Mr. Kuntz in connection with his appointment as Chairman of the Board, Chief Executive Officer and President. The Company also entered into an employment agreement with Mr. Finney in connection with his employment in January 1999 as President, Health Services Division. In November 1999, the Company also amended existing employment agreements with Mr. Battafarano and Mr. Finney to provide consistent benefits among the Company's executive officers. In December 2001, the Company further amended the employment agreements of the executive officers, other than Mr. Kuntz, to provide certain limited benefits for a voluntary termination following the employment of a new president and chief operating officer by the Company.

   The agreements for the Named Executive Officers generally contain standard terms except as noted below. These agreements have a one year term but are extended automatically unless the Company notifies the Named Executive Officer. Upon such notification, the employment agreements will terminate in one year. The employment agreements provide a base salary and the ability of the Named Executive Officer to be eligible for bonuses and to participate in the Company's incentive and other employee benefit plans. Mr. Kuntz's agreement also provides that the Company will pay $6,750 per month (which includes a gross-up for applicable taxes), for travel and living expenses incurred by Mr. Kuntz. The base salaries for 2001 for the Named Executive Officers under the employment agreements were as follows: Mr. Kuntz--$795,700; Mr. Schweinhart--$291,760; Mr. Finney--$291,760; Mr. Battafarano--$257,500; and Mr. Chapman--$291,760. The Named Executive Officers may receive increases in their base salaries as approved by the Executive Compensation Committee.

   Under certain circumstances, the employment agreements also provide for severance payments if the Named Executive Officer's employment is terminated. If employment is terminated by reason of death or disability, the Named Executive Officer is entitled to a prorated portion of his target bonus. If the Named Executive Officer's employment is terminated for cause, no additional payments are made under the employment agreements. If the Named Executive Officer's employment is terminated for good reason (as defined in the employment agreements) or other than for cause (collectively, an "Involuntary Termination"), certain levels of severance payments are provided under the employment agreements.

   Upon an Involuntary Termination, Mr. Kuntz's agreement provides for a cash payment equal to the prorated portion of his target bonus in the year of termination and three times his base salary and target bonus in the year of termination. In addition, Mr. Kuntz would be entitled to coverage under the Company's employee benefit plans for three years, three years of additional vesting of restricted stock awards and stock options, and an additional three years in which to exercise the options. Mr. Kuntz's agreement also requires the Company to provide substantially similar office space and the services of an administrative assistant for three years.

   Upon the Involuntary Termination of the other Named Executive Officers, their agreements provide for a cash payment equal to the prorated portion of their target bonus in the year of termination and one and one-half times their base salary and target bonus in the year of termination. In addition, they would be entitled to coverage under the Company's employee benefit plans for 18 months, 18 months of additional vesting of restricted stock awards and stock options, and an additional 18 months in which to exercise such options. The employment agreements for the Named Executive Officers, other than Mr. Kuntz, also provide for one year of additional vesting for all options if the executive voluntarily leaves the Company's employment within a 180 day period beginning on the six month anniversary of the first day of employment of the Company's new president and chief operating officer.

   The Company also has entered into Change in Control Severance Agreements with certain of its key employees, including the Named Executive Officers. These agreements provide for the payment of severance benefits under certain circumstances. These benefits become payable at any time within two years after a change in control of the Company if: (a) the Company terminates the executive's employment without cause or (b) the executive terminates employment with the Company for good reason (as defined in the agreement) or within either of two 30-day periods commencing 30 days after the change in control and one year after the change in control, respectively. The benefits to be afforded the Named Executive Officers include: (a) a cash payment equal to three times base salary and target bonus as of the termination of employment; (b) continuation of health, life and disability insurance coverage for three years; (c) full vesting under the Company's retirement savings plan; and (d) an additional payment for any excise taxes the Named Executive Officer may incur as a result of the change in control payments.

Compensation Committee Interlocks and Insider Participation

   Between January 1, 2001 and the Company's emergence from bankruptcy, the following persons served on the Executive Compensation Committee of the Board of Directors: Mr. Stanley C. Gault (Chairman), Mr. Ulysses L. Bridgeman, Jr., Ms. Donna R. Ecton and Mr. William H. Lomicka. Beginning April 20, 2001, the new members of the Executive Compensation Committee were John H. Klein (Chairman), Jeff Altman, Garry N. Garrison and David A. Tepper. Mr. Altman resigned from the Board of Directors effective June 19, 2001. None of the persons who served on the Executive Compensation Committee during 2001 were employees of the Company. Mr. Tepper engaged in certain transactions with the Company during 2001. See "Certain Relationships and Related Transactions."

                REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

   The Executive Compensation Committee of the Board of Directors is composed entirely of independent directors. The Executive Compensation Committee is responsible for establishing and administering the policies and programs that govern both annual compensation and stock-based incentive compensation plans for the executive officers of the Company. The Company's executive compensation policy is based upon principles designed to motivate and retain executive officers and to establish an appropriate relationship between executive pay and short-term and long-term performance. The key components of the Company's compensation program are base salary, annual incentive awards and equity participation. These components are administered to provide total compensation that is competitive in the marketplace, rewards successful short-term and long-term financial and non-financial performance and aligns executive officers' interests with those of shareholders.

   The Executive Compensation Committee reviews each component of executive compensation on an annual basis with the assistance of an independent consultant and the use of executive compensation surveys from comparable healthcare and service companies. The companies surveyed include some, but not all, of the companies covered in the indices included in the Performance Graph. The Company's policy is to target total executive compensation between the 50/th/ and 75/th/ percentile of the marketplace as defined above.

   The Company experienced certain extraordinary events in 2001, which influenced the Executive Compensation Committee's decisions relating to executive compensation in 2001. These events included: (a) the Company's successful reorganization and emergence from bankruptcy, (b) the cancellation of the previous equity securities of the Company, and (c) the cancellation of all equity-based incentive agreements previously provided to executive officers.

   As part of its Plan of Reorganization, the Company adopted the 2000 Stock Option Plan, the 2000 Restricted Share Plan and the 2000 Long-Term Incentive Plan for the purpose of providing long-term incentive compensation awards to key employees of the Company following the consummation of the reorganization.

   In November 1999, the Company received approval from the bankruptcy court to implement the Retention Plan to enhance the ability of the Company to retain key management employees during the reorganization period. The Retention Plan was established by the Company's former executive compensation committee. The Retention Plan provided for the payment of up to an aggregate of $11 million in bonuses to various key employees of the Company. The Retention Plan consisted of two parts: (1) the payment of up to an aggregate of $7.3 million to key employees as Retention Bonuses and (2) the payment of up to an aggregate of $3.7 million to certain employees who contributed significantly to the successful completion of the Plan of Reorganization.

Base Salary

   Base salary for executive officers is determined by an assessment of overall Company performance, the individual executive officer's performance, changes in executive officer responsibility and relevant industry survey findings. While certain aspects of performance can be measured in financial terms, the Executive Compensation Committee also evaluates executives in areas of performance that are more subjective. These areas include the success of the executive officer in developing and executing the Company's strategic plans, addressing the significant changes affecting the healthcare industry, developing key employees and exercising leadership. The Company's policy is to target executive base salaries at the 50/th/ percentile of the marketplace as defined above.

Annual Incentive

   The Executive Compensation Committee believes that a significant portion of total cash compensation for executive officers should be subject to the attainment of specific Company financial and quality criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. The Company's incentive compensation plans are designed to reward officers and other designated key employees for the attainment of financial and quality performance objectives approved annually by the Executive Compensation Committee. Incentive compensation objectives are constructed to encourage responsible and profitable growth while taking into account non-routine factors that may be integral to the success of the Company.

   The Company maintains a short-term incentive compensation plan for executive officers and other key employees of the Company. The Executive Compensation Committee establishes performance goals upon which the annual bonuses are based. Typically, these goals are based upon financial performance, accounts receivable collections and individual performance goals for each eligible employee. Annual bonuses are based upon a percentage of the employee's salary. Target bonuses for 2001 were 60% for the Named Executive Officers. The annual incentive plan also provides additional compensation beyond the target bonuses for performance exceeding the targeted goals. Based on the achievement of the established goals, the Executive Compensation Committee awarded bonuses to the executive officers equal to 75% of their base salaries. For 2001, the short-term incentive bonuses earned by the Named Executive Officers were as follows: Mr. Kuntz--$596,775; Mr. Schweinhart--$218,820; Mr. Finney--$218,820;
Mr. Battafarano--$193,125; and Mr. Chapman--$218,820.

   The Long-Term Incentive Plan provides for the payment of cash bonus awards to key employees of the Company upon attainment by the Company of specified performance goals. For each performance period, the Executive Compensation Committee selects plan participants who are in a position to contribute materially to the success of the Company and establishes the performance goal or goals to be measured under the plan. The performance periods under the plan cover one year. Participants are eligible to receive cash bonuses based upon a percentage of salary and vary depending on the participant's position within the Company and the extent to which the performance goals established by the Executive Compensation Committee are attained. The maximum awards eligible under the plan as a percentage of base salary are 100% for the Chief Executive Officer and 90% for the other Named Executive Officers. No awards are granted under the plan until certain minimum levels of performance are reached. Cash awards are payable in equal annual installments on or about each of the first, second and third anniversaries of the end of the relevant performance period, provided that the participant is employed by the Company at the time payments are due. Based upon the goals established by the Executive Compensation Committee for the 2001 performance period, the Company achieved the maximum award under the plan.

Equity Participation

   The Executive Compensation Committee believes that equity participation is a key component of its executive compensation program. The use of such awards provides a long-term link between the results achieved for the Company's shareholders and the rewards provided to executive officers. Stock options and other stock-based compensation are granted to executive officers primarily based on the executive officer's actual and potential contribution to the Company's growth, long-term performance and the practices of companies in the long-term care industry. Stock-based compensation is designed to retain executive officers and motivate them to enhance shareholder value by aligning the financial interests of executive officers with those of the Company's shareholders. Stock-based compensation also provides an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Common Stock occurs over a number of years.

   Following the consummation of the Plan of Reorganization, the Executive Compensation Committee granted a total of 600,000 restricted stock awards pursuant to the 2000 Restricted Share Plan and 592,700 stock options to the officers of the Company pursuant to the 2000 Stock Option Plan. The restricted stock and stock option awards, respectively, granted to the Named Executive Officers in 2001 were as follows: Edward L. Kuntz--135,000 shares and 135,000 options; Richard A. Schweinhart--38,500 shares and 38,500 options; Donald D. Finney--38,500 shares and 38,500 options; Frank J. Battafarano--33,900 shares and 33,900 options; and Richard E. Chapman--38,500 shares and 38,500 options.

   The Executive Compensation Committee granted the stock options and restricted stock described above based upon its judgment that the number and terms were appropriate and desirable considering each executive officer's actual and potential contribution to the Company, including contributions to the completion of the Plan of Reorganization. The assessment of actual and potential contribution was based on the Executive Compensation Committee's subjective evaluation of each executive officer's ability, skills, efforts and leadership.

Retention Payments

   In accordance with the Retention Plan, each Named Executive Officer received the final two installments of the Retention Bonuses in 2001 following the successful completion of the Plan of Reorganization. In addition, Mr. Kuntz and Mr. Schweinhart were awarded Performance Bonuses of $2,000,000 and $500,000, respectively, for their substantial efforts toward the successful reorganization of the Company. The amounts of these awards were established when the Retention Plan was adopted in 1999.

Compensation of the Chief Executive Officer

   Consistent with the executive compensation policy and components described above, the Executive Compensation Committee determined the compensation received by Edward L. Kuntz, Chairman of the Board and Chief Executive Officer of the Company, for services rendered in 2001. Under Mr. Kuntz's guidance, the Company (a) successfully emerged from bankruptcy, (b) implemented its corporate integrity agreement, (c) improved its financial results and (d) completed an equity offering that established a public trading market for the Company's Common Stock. Based upon these accomplishments and upon executive compensation surveys, the Executive Compensation Committee believes that the base salary, incentive bonuses, restricted share award and option grant to Mr. Kuntz were fair and competitive. The assessment of actual and potential contribution was based on the Executive Compensation Committee's subjective evaluation of Mr. Kuntz's abilities, skills, efforts and leadership.

Executive Compensation Tax Deductibility

   The Omnibus Budget Reconciliation Act of 1993 amended the Internal Revenue Code (the ''Code'') to provide generally that the compensation paid by publicly held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of $1,000,000 per executive will be deductible by the Company only if paid pursuant to qualifying performance-based compensation plans approved by shareholders of the Company. Compensation as defined by the Code includes, among other things, base salary, incentive compensation and gains on stock options and restricted stock. It is the Executive Compensation Committee's policy to maximize the effectiveness of the Company's executive compensation plans. In that regard, the Executive Compensation Committee intends to maintain flexibility to take actions which are deemed to be in the best interests of the Company and its shareholders. Such actions may not always qualify for tax deductibility under the Code.

   All members of the Executive Compensation Committee of the Company listed below submit the foregoing report.

                                          EXECUTIVE COMPENSATION COMMITTEE

                                          John H. Klein, Chairman
                                          Garry N. Garrison
                                          David A. Tepper

                     AUDIT AND COMPLIANCE COMMITTEE REPORT

   The Audit and Compliance Committee (the "Audit Committee") of the Company is currently comprised of four directors. Each member is independent and financially literate as defined in the NASDAQ listing standards. The Board of Directors has adopted a written charter for the Audit Committee that is included as Appendix A to this Proxy Statement.

   The Audit Committee reviews the Company's financial reporting processes on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2001 with the Company's management and its independent auditors, PricewaterhouseCoopers LLP ("PwC"). Management is responsible for the financial statements and the underlying financial reporting processes, including the system of internal accounting controls. PwC is responsible for expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America. Management has represented to PwC and the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

   The Audit Committee held five meetings during 2001. The Audit Committee discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with PwC the auditors' independence from the Company and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In connection with this discussion, the Audit Committee also reviewed the fees paid by the Company to PwC for the year ended December 31, 2001. During 2001, the Company paid PwC a total of $2,199,000, consisting of $800,000 relating to audit fees and $1,399,000 relating to all other fees. No amounts were paid for financial systems design or implementation.

   The Audit Committee also discussed with the Company's internal auditors and with PwC the overall scope and plans for their respective audits. The Audit Committee meets periodically with the Company's internal auditors and with PwC, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

   In reliance upon the reviews and discussions referenced above and the report of the independent auditors included in the independent auditors opinion with respect to the audited financial statements, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the SEC.

   All members of the Audit and Compliance Committee of the Company listed below submit the foregoing report:

                                          AUDIT AND COMPLIANCE COMMITTEE

                                          Isaac Kaufman, Co-Chairman
                                          John H. Klein, Co-Chairman
                                          James Bolin
                                          Garry N. Garrison

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Pursuant to the Plan of Reorganization, the Company issued to certain claimholders in exchange for their claims: an aggregate of (1) $300 million of senior secured notes, bearing interest at the London Interbank Offered Rate (as defined in the agreement) plus 4 1/2%, which began accruing interest approximately two quarters after the Effective Date (the "Senior Secured Notes"), (2) 15,000,000 shares of Common Stock, (3) 2,000,000 Series A warrants, and (4) 5,000,000 Series B warrants. Each of the Series A warrants and the Series B warrants have a five-year term with an exercise price of $30.00 and $33.33 per share, respectively. As a result of the exchange described above, the holders of certain claims acquired control of the Company and the holders of the Company's former common stock relinquished control.

   Certain of the Company's existing shareholders were claimholders in the bankruptcy and accordingly, participated in the distributions under the Plan of Reorganization. To the knowledge of the Company, the holders of more than five percent of the Company's Common Stock listed below received the following distributions under the Plan of Reorganization: Appaloosa Management L.P., Appaloosa Partners, Inc. and David A. Tepper received 2,975,428 shares of Common Stock, 720,398 Series A warrants, 1,800,996 Series B warrants and approximately $44.6 million of the Senior Secured Notes; Stephen Feinberg and certain related entities received 1,181,451 shares of Common Stock and approximately $30.1 million of the Senior Secured Notes; Franklin Mutual Advisers, LLC received 3,462,336 shares of Common Stock, 560,242 Series A warrants, 1,400,603 Series B warrants and approximately $66.3 million of the Senior Secured Notes; Goldman, Sachs & Co. and The Goldman Sachs Group, Inc. received 1,416,412 shares of Common Stock, 170,594 Series A warrants, 426,484 Series B warrants and approximately $30.7 million of the Senior Secured Notes; Van Kampen Prime Rate Income Trust received 1,064,604 shares of Common Stock and approximately $32.5 million of the Senior Secured Notes; and Ventas received 1,498,500 shares of Common Stock. Mr. David A. Tepper, a director of the Company, is the sole stockholder and President of Appaloosa Partners, Inc. Mr. James Bolin, a director of the Company, is Vice President and Secretary of Appaloosa Partners, Inc. Mr. Tepper also is the general partner of Appaloosa Management L.P. Mr. Michael J. Embler, a director of the Company, is a Vice President of Franklin Mutual Advisers, LLC.

   In connection with the Plan of Reorganization, the Company also entered into a registration rights agreement with Appaloosa Management L.P., Franklin Mutual Advisers, LLC, Goldman, Sachs & Co. and Ventas Realty, Limited Partnership (the "Registration Rights Agreement"). The Registration Rights Agreement requires the Company to use its reasonable best efforts to file, cause to be declared effective and keep effective for at least two years or until all of their shares of Common Stock or warrants are sold, a "shelf" registration statement covering sales of such security holders' shares of Common Stock and warrants or, in the case of Ventas, the distribution of some or all of the shares of the Common Stock that it owns to the Ventas stockholders. The Company filed the shelf registration statement on Form S-3 with the SEC on September 19, 2001. The shelf registration statement became effective on November 7, 2001.

   The Registration Rights Agreement also provides that, subject to certain limitations, each security holder party thereto has the right to demand that the Company register all or a part of the Common Stock and warrants acquired by that security holder pursuant to the Plan of Reorganization, provided that the estimated market value of the Common Stock and warrants to be registered is at least $10 million in the aggregate or not less than 5% of the Common Stock and warrants. The Company is required to use its reasonable best efforts to effect any such registration. Such registrations will be at the Company's expense, subject to certain exceptions.

   In addition, under the Registration Rights Agreement, the security holders party thereto have certain rights to require the Company to include in any registration statement that it files with respect to any offering of equity securities (whether for the Company's own account or for the account of any holders of the Company's securities) such amount of Common Stock and warrants as are requested by the security holder to be included in the registration statement, subject to certain exceptions. Such registrations will be at the Company's expense, subject to certain exceptions.

   Pursuant to Amendment No. 1 to the Registration Rights Agreement dated as of August 13, 2001, the parties to the Registration Rights Agreement agreed to extend the deadline for the Company to file a "shelf" registration statement from 120 days to 150 days after the Effective Date. As noted above, the Company filed a shelf registration statement with the SEC on September 19, 2001 and the shelf registration statement was declared effective on November 7, 2001.

   Pursuant to Amendment No. 2 to the Registration Rights Agreement dated as of October 22, 2001, the parties to the Registration Rights Agreement agreed to an exception to certain restrictions in the Registration Rights Agreement to allow Ventas to distribute up to 350,000 shares of Common Stock to its stockholders on or after December 24, 2001.

   In the fourth quarter of 2001, the Company completed a public offering of approximately 3.57 million shares of Common Stock priced at $46.00 per share. In the offering, the Company sold approximately 2.08 million newly issued shares and certain of the holders of five percent or more of the Common Stock participated in the offering as selling shareholders. The parties that participated and the number of shares sold in the offering were as follows:
Appaloosa Management L.P., Appaloosa Partners, Inc. and David A. Tepper--500,000 shares; Franklin Mutual Advisers, LLC--400,000 shares; Goldman, Sachs & Co. and The Goldman Sachs Group, Inc.--250,000 shares; Van Kampen Prime Rate Income Trust--86,100 shares; and Ventas--83,300 shares.

   In addition, Goldman, Sachs & Co. ("Goldman") acted as co-lead manager in the public offering. In accordance with the underwriting agreement entered into between various parties, including the Company and Goldman, the Company paid Goldman approximately $2,863,000 in underwriting commissions.

   In connection with the Plan of Reorganization, the Company also entered into and assumed several agreements with Ventas. In addition to the Common Stock received by Ventas, the Company amended and restated its master lease agreements with Ventas and paid Ventas a $4.5 million cash payment as additional future rent. The Company also assumed and agreed to continue to perform its obligations under various agreements (the "Spin-off Agreements") entered into at the time of the Spin-off. Descriptions of these agreements with Ventas are summarized below.

Master Lease Agreements

   Under the Plan of Reorganization, the Company assumed the original master lease agreements with Ventas and its affiliates and simultaneously amended and restated the agreements into four new master leases (collectively, the "Master Lease Agreements"). The following summary description of the Master Lease Agreements is qualified in its entirety by reference to the Master Lease Agreements, as filed by the Company with the SEC.

  Term and Renewals

   Each Master Lease Agreement includes land, buildings, structures and other improvements on the land, easements and similar appurtenances to the land and improvements, and permanently affixed equipment, machinery and other fixtures relating to the operation of the leased properties. There are several bundles of leased properties under each Master Lease Agreement, with each bundle containing approximately 7 to 12 leased properties. Each bundle contains both nursing centers and hospitals. All leased properties within a bundle have base terms ranging from 10 to 15 years beginning from May 1, 1998, subject to certain exceptions.

   At the Company's option, all, but not less than all, of the leased properties in a bundle may be extended for one five-year renewal term beyond the base term at the then existing rental rate plus the then existing escalation amount per annum. The Company may further extend for two additional five-year renewal terms beyond the first renewal term at the greater of the then existing rental rate plus the then existing escalation amount per annum or the then fair market value rental rate. The rental rate during the first renewal term and any additional renewal term in which rent due is based on the then existing rental rate will escalate each year during such term(s) at the applicable escalation rate.

   The Company may not extend the Master Lease Agreements beyond the base term or any previously exercised renewal term if, at the time the Company seeks such extension and at the time such extension takes effect, (1) an event of default has occurred and is continuing or (2) a Medicare/Medicaid event of default (as described below) and/or a licensed bed event of default (as described below) has occurred and is continuing with respect to three or more leased properties subject to a particular Master Lease Agreement. The base term and renewal term of each Master Lease Agreement are subject to termination upon default by the Company (subject to certain exceptions) and certain other conditions described in the Master Lease Agreements.

  Rental Amounts and Escalators

   Each Master Lease Agreement is commonly known as a triple-net lease or an absolute-net lease. Accordingly, in addition to rent, the Company is required to pay the following: (1) all insurance required in connection with the leased properties and the business conducted on the leased properties, (2) all taxes levied on or with respect to the leased properties (other than taxes on the net income of Ventas) and (3) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

   Under each Master Lease Agreement, the aggregate annual rent is referred to as base rent. Base rent equals the sum of current rent and accrued rent. The Company is obligated to pay the portion of base rent that is current rent, and unpaid accrued rent will be paid as set forth below.

   From the effective date of the Master Lease Agreements through April 30, 2004, base rent will equal the current rent. Under the Master Lease Agreements, the annual aggregate base rent owed by the Company currently is $180.7 million. For the period from May 1, 2001 through April 30, 2004, annual aggregate base rent payable in cash will escalate at an annual rate of 3 1/2% over the prior period base rent if certain revenue parameters are obtained. During the year ended December 31, 2001, the Company paid Ventas approximately $181.0 million in rent.

   Each Master Lease Agreement also provides that beginning May 1, 2004, the annual aggregate base rent payable in cash will escalate at an annual rate of 2% (plus, upon the occurrence of certain events, an additional annual accrued escalator amount of 1 1/2% of the prior period base rent) which will accrete from year to year including an interest accrual at the London Interbank Offered Rate plus 4 1/2% to be added to the annual accreted amount. This interest will not be added to the aggregate base rent in subsequent years.

   The unpaid accrued rent will become payable upon the refinancing of the Company's existing debt or the termination or expiration of the applicable Master Lease Agreement.

  Reset Rights

   During the one-year period commencing in July 2006, Ventas will have a one time option to reset the base rent, current rent and accrued rent under each Master Lease Agreement to the then fair market rental of the leased properties. Upon exercising this reset right, Ventas will pay the Company a fee equal to a prorated portion of $5 million based upon the proportion of base rent payable under the Master Lease Agreement(s) with respect to which rent is reset to the total base rent payable under all of the Master Lease Agreements. The determination of the fair market rental will be effectuated through the appraisal procedures in the Master Lease Agreements.

  Use of the Leased Property

   The Master Lease Agreements require that the Company utilize the leased properties solely for the provision of healthcare services and related uses and as Ventas may otherwise consent. The Company is responsible for maintaining or causing to be maintained all licenses, certificates and permits necessary for the leased properties to comply with various healthcare regulations. The Company also is obligated to operate continuously each leased property as a provider of healthcare services.

  Events of Default

   Under each Master Lease Agreement, an "Event of Default" will be deemed to occur if, among other things:

  . the Company fails to pay rent or other amounts within five days after notice,

  . the Company fails to comply with covenants, which failure continues for 30 days or, so long as diligent efforts to cure such failure are being made, such longer period (not over 180 days) as is necessary to cure such failure,

  . certain bankruptcy or insolvency events occur, including filing a petition of bankruptcy or a petition for reorganization under the bankruptcy code,

  . an event of default arising from the Company's failure to pay principal or interest on the Senior Secured Notes or any other indebtedness exceeding $50 million,

  . the maturity of the Senior Secured Notes or any other indebtedness exceeding $50 million is accelerated,

  . the Company ceases to operate any leased property as a provider of healthcare services for a period of 30 days,

  . a default occurs under any guaranty of any lease or the indemnity agreements with Ventas,

  . the Company or its subtenant loses any required healthcare license, permit or approval or fails to comply with any legal requirements as determined by a final unappealable determination,

  .  the Company fails to maintain insurance,

  .  the Company creates or allows to remain certain liens,

  .  the Company breaches any material representation or warranty,

  . a reduction occurs in the number of licensed beds in a facility, generally in excess of 10% (or less than 10% if the Company has voluntarily "banked" licensed beds) of the number of licensed beds in the applicable facility on the commencement date (a "licensed bed event of default"),

  . Medicare or Medicaid certification with respect to a participating facility is revoked and re-certification does not occur for 120 days (plus an additional 60 days in certain circumstances) (a "Medicare/Medicaid event of default"),

  . the Company becomes subject to regulatory sanctions as determined by a final unappealable determination and fails to cure such regulatory sanctions within its specified cure period for any facility, the Company fails to cure a breach of any permitted encumbrance within the applicable cure period and, as a result, a real property interest or other beneficial property right of Ventas is at material risk of being terminated, or

  . the Company fails to cure the breach of any of the obligations of Ventas as lessee under any existing ground lease within the applicable cure period and, if such breach is a non-monetary, non-material breach, such existing ground lease is at material risk of being terminated.

  Remedies for an Event of Default

   Except as noted below, upon an Event of Default under one of the Master Lease Agreements, Ventas may, at its option, exercise the following remedies:

   (1) after not less than ten days' notice to the Company, terminate the Master Lease Agreement to which such Event of Default relates, repossess any leased property, relet any leased property to a third party and require that the Company pay to Ventas, as liquidated damages, the net present value of the rent for the balance of the term, discounted at the prime rate,

   (2) without terminating the Master Lease Agreement to which such Event of Default relates, repossess the leased property and relet the leased property with the Company remaining liable under such Master Lease Agreement for all obligations to be performed by the Company thereunder, including the difference, if any, between the rent under such Master Lease Agreement and the rent payable as a result of the reletting of the leased property, and

   (3) seek any and all other rights and remedies available under law or in equity.

   In addition to the remedies noted above, under the Master Lease Agreements, in the case of a facility-specific event of default Ventas may terminate a Master Lease Agreement as to the leased property to which the Event of Default relates, and may, but need not, terminate the entire Master Lease Agreement. Each of the Master Lease Agreements includes special rules relative to Medicare/Medicaid events of default and licensed bed events of default. In the event a Medicare/Medicaid event of default and/or a licensed bed event of default occurs and is continuing (a) with respect to not more than two properties at the same time under a Master Lease Agreement that covers 41 or more properties and (b) with respect to not more than one property at the same time under a Master Lease Agreement that covers 21 to and including 40 properties, Ventas may not exercise termination or dispossession remedies against any property other than the property or properties to which the event of default relates. Thus, in the event Medicare/Medicaid events of default and licensed bed events of default would occur and be continuing (a) with respect to one property under a Master Lease Agreement that covers less than 20 properties, (b) with respect to two or more properties at the same time under a Master Lease Agreement that covers 21 to and including 40 properties, or (c) with respect to three or more properties at the same time under a Master Lease Agreement that covers 41 or more properties, then Ventas would be entitled to exercise all rights and remedies available to it under the Master Lease Agreements.

  Assignment and Subletting

   Except as noted below, the Master Lease Agreements provide that the Company may not assign, sublease or otherwise transfer any leased property or any portion of a leased property as a whole (or in substantial part), including by virtue of a change of control, without the consent of Ventas, which may not be unreasonably withheld if the proposed assignee (1) is a creditworthy entity with sufficient financial stability to satisfy its obligations under the related Master Lease Agreement, (2) has not less than four years experience in operating healthcare facilities, (3) has a favorable business and operational reputation and character and (4) has all licenses, permits, approvals and authorizations to operate the facility and agrees to comply with the use restrictions in the related Master Lease Agreement. The obligation of Ventas to consent to a subletting or assignment is subject to the reasonable approval rights of any mortgagee and/or the lenders under its credit agreement. The Company may sublease up to 20% of each leased property for restaurants, gift shops and other stores or services customarily found in hospitals or nursing centers without the consent of Ventas, subject, however, to there being no material alteration in the character of the leased property or in the nature of the business conducted on such leased property.

   In addition, each Master Lease Agreement allows the Company to assign or sublease (a) without the consent of Ventas, 10% of the nursing center facilities in each Master Lease Agreement and (b) with Ventas' consent (which consent will not be unreasonably withheld, delayed or conditioned), two hospitals in each Master Lease Agreement, if either (i) the applicable regulatory authorities have threatened to revoke an authorization necessary to operate such leased property or (ii) the Company cannot profitably operate such leased property. Any such proposed assignee/sublessee must satisfy the requirements listed above and it must have all licenses, permits, approvals and other authorizations required to operate the leased properties in accordance with the applicable permitted use. With respect to any assignment or sublease made under this provision, Ventas agrees to execute a nondisturbance and attornment agreement with such proposed assignee or subtenant. Upon any assignment or subletting, the Company will not be released from its obligations under the applicable Master Lease Agreement.

   Subject to certain exclusions, the Company must pay to Ventas 80% of any consideration received by the Company on account of an assignment and 80% (50% in the case of existing subleases) of sublease rent payments (roughly equal to revenue net of specified allowed expenses attributable to a sublease, and specifically defined in the Master Lease Agreements), provided that Ventas' right to such payments will be subordinate to that of the Company's lenders.

   Ventas will have the right to approve the purchaser at a foreclosure of one or more of the Company's leasehold mortgages by the Company's lenders. Such approval will not be unreasonably withheld so long as such purchaser is creditworthy, reputable and has four years experience in operating healthcare facilities. Any dispute regarding whether Ventas has unreasonably withheld its consent to such purchaser will be subject to expedited arbitration.

   Under the Master Lease Agreements, Ventas has a right to sever properties from the existing leases in order to create additional leases, a device adopted to facilitate its financing flexibility. In such circumstances, the Company's aggregate lease obligations remain unchanged. Ventas exercised this severance right with respect to Master Lease Agreement No. 1 to create a new lease of 40 nursing centers (the "CMBS Lease") and mortgaged these properties in connection with a securitized mortgage financing. The CMBS Lease is in substantially the same form as the other Master Lease Agreements with certain modifications requested by Ventas' lender and required to be made by the Company pursuant to the Master Lease Agreements. The transaction closed on December 12, 2001.

Spin-off Agreements and Other Arrangements Under the Plan of Reorganization

   In order to govern certain of the relationships between the Company and Ventas after the Spin-off and to provide mechanisms for an orderly transition, the Company and Ventas entered into the Spin-off Agreements. Except as noted below, the following agreements between Ventas and the Company were assumed by the Company and certain of these agreements were simultaneously amended in accordance with the terms of the Plan of Reorganization.

  Tax Allocation Agreement and Tax Refund Escrow Agreement

   The Tax Allocation Agreement, entered into at the time of the Spin-off and described in more detail below, was assumed by the Company under the Plan of Reorganization and then amended and supplemented by the Tax Refund Escrow Agreement, also described below.

   The Tax Allocation Agreement provides that the Company will be liable for, and will hold Ventas harmless from and against, (1) any taxes of the Company and its then subsidiaries (the "Kindred Group") for periods after the Spin-off,
(2) any taxes of Ventas and its then subsidiaries (the "Ventas Group") or the Kindred Group for periods prior to the Spin-off (other than taxes associated with the Spin-off) with respect to the portion of such taxes attributable to assets owned by the Kindred Group immediately after completion of the Spin-off and (3) any taxes attributable to the Spin-off to the extent that the Company derives certain tax benefits as a result of the payment of such taxes. Under the Tax Allocation Agreement, the Company would be entitled to any refund or credit in respect of taxes owed or paid by the Company under (1), (2) or (3) above. The Company's liability for taxes for purposes of the Tax Allocation Agreement would be measured by Ventas' actual liability for taxes after applying certain tax benefits otherwise available to Ventas other than tax benefits that Ventas in good faith determines would actually offset tax liabilities of Ventas in other taxable years or periods. Any right to a refund for purposes of the Tax Allocation Agreement would be measured by the actual refund or credit attributable to the adjustment without regard to offsetting tax attributes of Ventas.

   Under the Tax Allocation Agreement, Ventas would be liable for, and would hold the Company harmless against, any taxes imposed on the Ventas Group or the Kindred Group other than taxes for which the Kindred Group is liable as described in the above paragraph. Ventas would be entitled to any refund or credit for taxes owed or paid by Ventas as described in this paragraph. Ventas' liability for taxes for purposes of the Tax

Allocation Agreement would be measured by the Kindred Group's actual liability for taxes after applying certain tax benefits otherwise available to the Kindred Group other than tax benefits that the Kindred Group in good faith determines would actually offset tax liabilities of the Kindred Group in other taxable years or periods. Any right to a refund would be measured by the actual refund or credit attributable to the adjustment without regard to offsetting tax attributes of the Kindred Group.

   On the Effective Date, Ventas and the Company entered into the Tax Refund Escrow Agreement and First Amendment of the Tax Allocation Agreement (the "Tax Refund Escrow Agreement") governing their relative entitlement to certain tax refunds received on or after September 13, 1999 by Ventas or the Company for the tax periods prior to and including the Spin-off that each has received or may receive in the future. The Tax Refund Escrow Agreement amends and supplements the Tax Allocation Agreement. Under the terms of the Tax Refund Escrow Agreement, refunds ("Subject Refunds") received on or after September 13, 1999 by either Ventas or the Company with respect to federal, state or local income, gross receipts, windfall profits, transfer, duty, value-added, property, franchise, license, excise, sales and use, capital, employment, withholding, payroll, occupational or similar business taxes (including interest, penalties and additions to tax, but excluding certain refunds), for taxable periods ending on or prior to May 1, 1998, or including May 1, 1998 ("Subject Taxes") were deposited into an escrow account with a third-party escrow agent on the Effective Date.

   The Tax Refund Escrow Agreement provides that each party shall notify the other of any asserted Subject Tax liability of which it becomes aware, that either party may request that asserted liabilities for Subject Taxes be contested, that neither party may settle such a contest without the consent of the other, that each party shall have a right to participate in any such contest, and that the parties generally shall cooperate with regard to Subject Taxes and Subject Refunds and shall mutually and jointly control any audit or review process related thereto. The funds in the escrow account (the "Escrow Funds") may be released from the escrow account to pay Subject Taxes and as otherwise provided therein.

   The Tax Refund Escrow Agreement provides generally that Ventas and the Company waive their rights under the Tax Allocation Agreement to make claims against each other with respect to Subject Taxes satisfied by the Escrow Funds, notwithstanding the indemnification provisions of the Tax Allocation Agreement. To the extent that the Escrow Funds are insufficient to satisfy all liabilities for Subject Taxes that are finally determined to be due (such excess amount, "Excess Taxes"), the relative liability of Ventas and the Company to pay such Excess Taxes shall be determined as provided in the Tax Refund Escrow Agreement. Disputes under the Tax Refund Escrow Agreement, and the determination of the relative liability of Ventas and the Company to pay Excess Taxes, if any, are governed by the arbitration provision of the Tax Allocation Agreement.

   Interest earned on the Escrow Funds or included in refund amounts received from governmental authorities will be distributed equally to each of Ventas and the Company on an annual basis. For the year ended December 31, 2001, the Company has recorded approximately $368,000 of interest income related to the Escrow Funds. Any Escrow Funds remaining in the escrow account after no further claims may be made by governmental authorities with respect to Subject Taxes or Subject Refunds (because of the expiration of statutes of limitation or otherwise) will be distributed equally between Ventas and the Company.

  Agreement of Indemnity-Third Party Leases

   In connection with the Spin-off, Ventas assigned its former third party lease obligations (i.e., leases under which an unrelated third party is the landlord) as a tenant or as a guarantor of tenant to the Company (the "Third Party Leases"). The lessors of these properties may claim that Ventas remains liable on the Third Party Leases assigned to the Company. Under the terms of the Agreement of Indemnity-Third Party Leases, the Company has agreed to indemnify and hold Ventas harmless from and against all claims against Ventas arising out of the Third Party Leases. Under the Plan of Reorganization, the Company assumed and has agreed to fulfill its obligations under the Agreement of Indemnity-Third Party Leases.

  Agreement of Indemnity-Third Party Contracts

   In connection with the Spin-off, Ventas assigned its former third party guaranty agreements to the Company (the "Third Party Guarantees"). Ventas may remain liable on the Third Party Guarantees assigned to the Company. Under the terms of the Agreement of Indemnity-Third Party Contracts, the Company has agreed to indemnify and hold Ventas harmless from and against all claims against Ventas arising out of the Third Party Guarantees assigned to the Company. The Third Party Guarantees were entered into in connection with certain acquisitions and financing transactions that occurred prior to the Spin-off. Under the Plan of Reorganization, the Company assumed and has agreed to fulfill its obligations under the Agreement of Indemnity-Third Party Contracts.

  Assumption of Other Liabilities

   In connection with the Spin-off, the Company agreed to assume and to indemnify Ventas for any and all liabilities that may arise out of the ownership or operation of the healthcare operations either before or after the date of the Spin-off. The indemnification provided by the Company also covers losses, including costs and expenses, which may arise from any future claims asserted against Ventas based on these healthcare operations. In addition, at the time of the Spin-off, the Company agreed to assume the defense, on behalf of Ventas, of any claims that were pending at the time of the Spin-off, and which arose out of the ownership or operation of the healthcare operations. The Company also agreed to defend, on behalf of Ventas, any claims asserted after the Spin-off which arise out of the ownership and operation of the healthcare operations. Under the Plan of Reorganization, the Company assumed and agreed to perform its obligations under these indemnifications.

   In connection with the Spin-off, the Company and Ventas entered into a Development Agreement and a Participation Agreement. Under the terms of the Development Agreement, the Company agreed that upon completion of each development property, Ventas would have the option to purchase the development property from the Company at a purchase price equal to the amount of the Company's actual costs in acquiring, developing and improving such development property prior to the purchase date. If Ventas purchased the development property, the Company would lease the development property from Ventas. The annual base rent under such a lease would have been ten percent of the actual costs incurred by the Company in acquiring and developing the development property. The other terms of the lease for the development property would have been substantially similar to those set forth in the original master lease agreements.

   Under the terms of the Participation Agreement, the Company had a right of first offer to become the lessee of any real property acquired or developed by Ventas which was to be operated as a hospital, nursing center or other healthcare facility, provided that the Company and Ventas negotiated a mutually satisfactory lease arrangement. The Participation Agreement also provided, subject to certain terms, that the Company would provide Ventas with a right of first offer to purchase or finance any healthcare related real property that the Company determined to sell or mortgage to a third party, provided that the Company and Ventas negotiated mutually satisfactory terms for such purchase or mortgage.

   The Participation Agreement and the Development Agreement were terminated on the Effective Date. The Company and Ventas are deemed to have waived any and all damages, claims, liabilities, obligations, and causes of action related to or arising out of these agreements.

Terminated Arrangements with Ventas

   The Company and Ventas also entered into certain agreements and stipulations and orders both prior to and during the pendency of the Company's bankruptcy proceedings governing certain aspects of the business relationships between the Company and Ventas prior to the Effective Date. In March 1999, the Company served Ventas with a demand for mediation seeking a reduction in rent and other concessions under its former master lease agreements with Ventas. Shortly thereafter, the Company and Ventas entered into a series of standstill and tolling agreements which provided that both companies would postpone any claims either may have against the other and extend any applicable statutes of limitation. As a result of the Company's failure to pay rent, Ventas served the Company with notices of nonpayment under the original master lease agreements. Subsequently, the Company and Ventas entered into further amendments to the second standstill and the tolling agreements to extend the time during which no remedies may be pursued by either party and to extend the date by which the Company may cure its failure to pay rent.

   In connection with the bankruptcy, the Company and Ventas entered into a stipulation (the "Stipulation") that provided for the payment by the Company of a reduced aggregate monthly rent of approximately $15.1 million. The bankruptcy court approved the Stipulation. The Stipulation also continued to toll any statutes of limitations for claims that might have been asserted by the Company against Ventas and provided that the Company would continue to fulfill its indemnification obligations arising from the Spin-off. The Stipulation automatically renewed for one-month periods unless either party provided a 14-day notice of termination.

   In May 2000, the bankruptcy court approved a tax stipulation agreement between the Company and Ventas (the "Tax Stipulation"). The Tax Stipulation provided that certain refunds of federal, state and local taxes received by either party on or after September 13, 1999 would be held by the recipient of such refunds in segregated interest bearing accounts. The Tax Stipulation required notification before either party could withdraw funds from the segregated accounts.

   The Stipulation and Tax Stipulation were each terminated on the Effective Date and are of no further force or effect.

Other Related Party Transactions

   In connection with the Spin-off, the Company issued 17,700 shares of its former preferred stock to Ventas as part of the consideration for the assets transferred from Ventas to the Company. On April 30, 1998, Ventas offered and sold the preferred stock at $1,000 per share to certain officers of the Company for an aggregate consideration of $17.7 million. The following executive officers purchased the number of shares of the former preferred stock indicated: Mr. Frank J. Battafarano, President, Hospital Division--330 shares; Mr. Richard E. Chapman, Chief Administrative and Information Officer and Senior Vice President--360 shares; Mr. James H. Gillenwater, Jr., Senior Vice President, Planning and Development--510 shares; Mr. Richard A. Lechleiter, Vice President, Finance, Corporate Controller and Treasurer--350 shares; and Ms. M. Suzanne Riedman, Senior Vice President and General Counsel--315 shares. After April 30, 2002, each share of the former preferred stock was to be convertible, at the option of the holder, in whole or in part, into such number of shares of the Company's former common stock as was equal to the aggregate principal amount of the shares of the former preferred stock being converted divided by the conversion price. The conversion price was $12.50, which was equal to 118% of the average of the high and low sales price of the former common stock immediately following the Spin-off.

   In connection with the purchases of the former preferred stock, the Company loaned certain officers, including certain Named Executive Officers, 90% of the purchase price of the former preferred stock (the "Preferred Stock Loans"). Each Preferred Stock Loan was evidenced by a promissory note, which had a ten-year term and bore interest at 5.74%, payable annually. No principal payments were due under the promissory notes until their maturity. The promissory notes were secured by a first priority security interest in the former preferred stock purchased by each such officer. The following executive officers were loaned the indicated amounts: Mr. Battafarano--$297,000; Mr. Chapman--$324,000; Mr. Gillenwater--$459,000; Mr. Lechleiter--$315,000; and Ms. Riedman--$283,500.

   In August 1999, the Company entered into agreements with certain officers, including certain Named Executive Officers, which permitted each officer to put the former preferred stock to the Company for an amount equal to the outstanding principal and interest on the officer's Preferred Stock Loan ("Preferred Stock Agreements"). The officer could put the former preferred stock to the Company after January 1, 2000. During the pendency of the Company's bankruptcy, the Company could not honor the terms of the Preferred Stock Agreements. The Preferred Stock Agreements were entered into with each officer employed by the Company in

August 1999 who owned the former preferred stock, including Mr. Battafarano, Mr. Chapman, Mr. Gillenwater, Mr. Lechleiter and Ms. Riedman.

   Under the terms of the Plan of Reorganization, the Preferred Stock Agreements were canceled in exchange for the cancellation of the Preferred Stock Loans. In addition, the former preferred stock was canceled without any consideration.

                               PERFORMANCE GRAPH

   The following graph summarizes the cumulative total return to stockholders of the Company's Common Stock from April 26, 2001, the first day of its trading on the OTC Bulletin Board to December 31, 2001, compared to the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Standard & Poor's Super Health Care Facilities Index (the "S&P Super Health Care Facilities Index"). The graph assumes an investment of $100 in each of the Company's Common Stock, the S&P 500 Index, and the S&P Super Health Care Facilities Index on April 26, 2001, and also assumes the reinvestment of all dividends.




                                    [CHART]

             Kindred                        S&P Super Health Care
          Healthcare, Inc.     S&P 500        Facilities Index
          ----------------     -------      ---------------------
4/26/01       $100              $100                $100
12/31/01       168                94                 103


                                                   4/26/01 12/31/01
                                                   ------- --------
            Kindred Healthcare, Inc...............  $100     $168
            S&P 500 Index.........................   100       94
            S&P Super Health Care Facilities Index   100      103

                             PROPOSALS 2 THROUGH 5

   The next four proposals relate to compensation and incentive plans with respect to which the Company is seeking the approval of its shareholders. As outlined in the "Report of the Executive Compensation Committee" set forth above, the Company currently maintains two performance-based cash plans and three equity incentive plans.

   The two cash plans are a short-term (annual) incentive plan in which employees are eligible to receive cash bonuses based on corporate performance and their individual performance over a one-year period, and a long-term incentive plan in which corporate performance is measured over a one-year period but awards are paid over three years from the end of that performance period. Taken together, these plans provide a combination of short-term and long-term cash incentives to encourage employees on an ongoing basis to contribute to the success of the Company and to remain in the Company's employ. The long-term incentive plan was approved during the Company's reorganization process. The Company is seeking shareholder approval or ratification of both plans.

   The three equity plans are the Restricted Share Plan, the 2000 Stock Option Plan, and the 2001 Stock Option Plan. The Company adopted the Restricted Share Plan and the 2000 Stock Option Plan during its reorganization to provide incentives for key employees to assist in its emergence from bankruptcy and to remain in the Company's employ, by participating in the reallocation of equity upon emergence from bankruptcy. Both of these plans were approved during the reorganization process, and, consistent with the purposes of these plans, options and restricted shares were granted shortly after the Company emerged from bankruptcy. Substantially all of the shares of Common Stock available for grant under these plans were awarded.

   The Company adopted the 2001 Stock Option Plan (the "2001 Option Plan") shortly after it emerged from bankruptcy. The 2001 Option Plan was intended to be a program of stock option grants for a broad group of employees, recognizing that equity incentives tie the incentives of employees most directly to the value realized by shareholders. The 2001 Option Plan is being restated and submitted for approval as the 2001 Stock Incentive Plan, an equity plan that provides for, in addition to stock options, other types of incentive awards, including stock appreciation rights, performance units, restricted stock and stock bonuses. The Board of Directors believes that this flexible program of equity incentives is needed to allow the Board and senior management to attract and retain quality employees.

   The Board of Directors and the Executive Compensation Committee believe that these incentive plans create a compensation program that is well-designed to provide a full range of incentives that will attract new employees, retain existing employees, and tie incentive compensation directly to the Company's growth and shareholder returns.

  2.  PROPOSAL TO RATIFY THE KINDRED HEALTHCARE, INC. 2000 STOCK OPTION PLAN

   The Kindred Healthcare, Inc. 2000 Stock Option Plan (the "2000 Option Plan") was established on September 26, 2000 (originally as the Vencor 2000 Stock Option Plan) to promote the interests of the Company and its shareholders by providing key employees and consultants of the Company and its affiliates, including the Named Executive Officers, with an appropriate incentive to continue in the employ of the Company or its affiliates and to improve the growth and profitability of the Company. The 2000 Option Plan provides for the grant to key employees of the Company of non-qualified and incentive stock options (collectively, "2000 Options"). The 2000 Option Plan was approved in the Plan of Reorganization, and the Company submits it now to the Company's current shareholders for ratification.

   The following summary of the 2000 Option Plan is qualified in its entirety by the specific language of the 2000 Option Plan, which is attached as Appendix B.

Awards

   The maximum number of shares of Common Stock of the Company that may be issued under the 2000 Option Plan is 600,000 shares. Shares of Common Stock issued under the 2000 Option Plan may be either newly issued shares or treasury shares.

   The 2000 Option Plan is administered by the Executive Compensation Committee or such other committee as the Board of Directors shall appoint from time to time. The Chief Executive Officer of the Company recommends the key employees of the Company who may be granted 2000 Options (as defined below), the number of 2000 Options to be granted and the type of grant, all subject to approval by the Executive Compensation Committee. Approximately 600 employees are eligible to participate in the 2000 Option Plan.

   2000 Options generally become exercisable over a period of three years, with one-third becoming exercisable on each of the first, second and third anniversaries of the date of grant, unless otherwise determined by the Executive Compensation Committee and set forth in the option agreement governing the award.

   Each 2000 Option will entitle the holder to purchase a specified number of shares of Common Stock. No participant may be granted a 2000 Option to purchase more than 150,000 shares of Common Stock in any calendar year. The exercise price of each 2000 Option will be determined by the Executive Compensation Committee on the date of grant of such 2000 Option. The exercise price will be paid in cash or in shares of Common Stock valued at their fair market value on the date of exercise in accordance with the terms of the 2000 Option Plan. Each 2000 Option will be exercisable for a term of five years.

Benefits

   Set forth below is a table showing the number of shares subject to 2000 Options granted during fiscal year 2001 to the Named Executive Officers and certain other individuals under the 2000 Option Plan. The closing trading price
of the Common Stock as reported on the NASDAQ on March       , 2002 was $
per share. Because the 2000 Options granted under the 2000 Option Plan are discretionary, no data can be provided regarding planned grants.

                               2000 Option Plan

Name and Position                                                                        Number of Shares
-----------------                                                                        ----------------
Edward L. Kuntz, Chairman of the Board and Chief Executive Officer......................     135,000
Richard A. Schweinhart, Senior Vice President and Chief Financial Officer...............      38,500
Donald D. Finney, President, Health Services Division...................................      38,500
Frank J. Battafarano, President, Hospital Division......................................      33,900
Richard E. Chapman, Chief Administrative and Information Officer and Senior Vice
  President.............................................................................      38,500
All current executive officers as a group...............................................     382,100
All employees, including all current officers who are not executive officers, as a group     210,600

Termination of Employment

   In the event that the employment of a participant terminates (1) for any reason other than Disability, Cause (as such terms are defined in the 2000 Option Plan) or death, 2000 Options granted to such participant, to the extent that they were exercisable at the time of termination, will remain exercisable for ninety days after such termination, and those not exercisable at such time will expire at such time; (2) on account of the Disability or death of the participant, such participant or his designated beneficiary, respectively, will be entitled to exercise, until the first anniversary of such termination, 2000 Options which were exercisable at the time of such termination, and all other 2000 Options will expire at such time; and (3) for Cause, all outstanding 2000 Options granted to such participant will expire at the commencement of business on the date of such termination. However, no 2000 Option may be exercised after the expiration of its term.

Company Change in Control

   Upon the occurrence of a Change in Control of the Company (as defined in the 2000 Option Plan), each 2000 Option granted under the 2000 Option Plan and outstanding at such time will become fully and immediately exercisable.

General Plan Provisions

   In the event that any outstanding 2000 Option expires, terminates or is canceled for any reason, the shares of Common Stock subject to the unexercised portion of such 2000 Option will again be available for award pursuant to the 2000 Option Plan.

   The 2000 Option Plan provides for an adjustment in the number of shares of Common Stock available to be issued under the 2000 Option Plan, upon a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events.

   During the lifetime of a participant, each 2000 Option granted to a participant is exercisable only by the participant. No Option is transferable or assignable other than by will or the laws of descent and distribution.

Amendment or Termination of the 2000 Option Plan

   With certain exceptions, the Board of Directors of the Company may amend the provisions of the 2000 Option Plan at any time and from time to time.

Principal Federal Income Tax Consequences of the 2000 Option Plan to Participants and the Company

   The following is a summary of the principal United States federal income tax consequences generally applicable to the Company and to participants of the grant and exercise of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") under the 2000 Option Plan under the now applicable provisions of the Code and the regulations thereunder.

   Incentive Stock Options. A participant is not deemed to have received taxable income upon grant or exercise of any ISO so long as the participant does not dispose of the shares received upon exercise within one year after the date of exercise and two years after the date of grant (the "ISO Holding Period"). Upon exercise of an ISO, the spread between the fair market value of the shares received and the exercise price will be an item of adjustment for purposes of the alternative minimum tax, unless the participant disposes of the shares in the same tax year as the ISO is exercised. If a participant does dispose of such shares within the ISO Holding Period (such disposition, a "Disqualifying Disposition"), any gain on such Disqualifying Disposition, up to the amount of the spread on exercise, will be ordinary income, with the balance being capital gain. All other gains upon dispositions of shares received upon exercise of an ISO will be capital gains in amounts equal to the excess of the proceeds received over the exercise price.

   If the participant surrenders previously-owned shares acquired upon the exercise of an ISO which have not satisfied the ISO Holding Period in payment of any or all of the exercise price of an ISO, such surrender is a Disqualifying Disposition of the surrendered shares that will result in the recognition of ordinary income (although not of capital gain) as described in the immediately preceding paragraph. The number of shares received upon exercise of the ISO equal in number to the previously-owned shares so surrendered would have the tax basis, increased by the amount of ordinary income recognized upon the Disqualifying Disposition, and capital gain holding period applicable to such surrendered shares. The additional shares received upon exercise of the ISO would have a tax basis equal to the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise. The ISO Holding Period with respect to all the shares acquired pursuant to the ISO would start on the date of exercise.

   If the participant surrenders previously-owned shares (other than any shares acquired upon the exercise of an ISO which have not satisfied the ISO Holding Period) in payment of any or all of the exercise price of an ISO, the shares received upon exercise of the ISO equal in number to the previously-owned shares so surrendered would have the tax basis and capital gain holding period applicable to such surrendered shares. The additional shares received upon exercise of the ISO would have a tax basis equal to the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise. The ISO Holding Period with respect to all the shares acquired pursuant to the ISO would start on the date of exercise.

   Non-Qualified Stock Options. A participant is not taxed upon grant of a non-qualified stock option (an "NQSO"). A participant will have ordinary income upon exercise of an NQSO in an amount equal to the excess of the fair market value on the date of exercise of the shares purchased over the exercise price paid upon exercise.

   If the participant surrenders previously-owned shares in payment of any or all of the exercise price of an NQSO, the shares received upon exercise of such NQSO equal in number to the previously-owned shares so surrendered would have the tax basis and capital gain holding period applicable to such surrendered shares. The additional shares received upon exercise would have a tax basis equal to the amount taxable as ordinary income upon such exercise (as described in the immediately preceding paragraph) plus the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise.

   In addition, according to proposed regulations issued by the U.S. Treasury Department, the surrender of previously-owned shares or shares acquired upon the exercise of an ISO which have not satisfied the ISO Holding Period in payment of any or all of the exercise price of an NQSO would not be a Disqualifying Disposition of the surrendered shares that would result in the recognition of ordinary income. Rather, if the participant surrenders previously-owned shares acquired upon the exercise of an ISO in payment of any or all of the exercise price of an NQSO, a number of shares received upon exercise of the NQSO equal to the number of previously-owned shares surrendered would be treated as shares received upon the exercise of the ISO and only the additional shares received upon exercise of the NQSO would be treated as such.

   Tax Consequences to the Company. The Company or an affiliate that employs a participant generally will be entitled to a federal income tax deduction in an amount equal to the amount of compensation income, taxable as ordinary income, recognized by the participant as a result of the exercise of an option in the year of recognition by the participant.

         The Board of Directors recommends a vote "FOR" Proposal No. 2.

3.  PROPOSAL TO APPROVE THE KINDRED HEALTHCARE, INC. 2001 STOCK INCENTIVE PLAN

   As described above, the Board of Directors has determined that it is in the Company's best interest to adopt a flexible program of equity incentive awards in order to allow the Board of Directors and senior management to address these issues in the most effective manner. The Kindred Healthcare, Inc. 2001 Stock Incentive Plan (the "Incentive Plan") is designed to provide such flexibility, while tying such incentives to the actual growth realized by the Company's shareholders.

   The Incentive Plan was originally adopted by the Board of Directors as the 2001 Stock Option Plan, and was amended and restated as of February 12, 2002. The following summary of the Incentive Plan is qualified in its entirety by the specific language of the Incentive Plan, which is attached as Appendix C.

In General

   The Incentive Plan provides for the grant of several types of stock-based awards to the Company's employees and to employees of its affiliates: incentive stock options ("ISOs") and NQSOs (NQSOs, and together with ISOs, "Options"); tandem stock appreciation rights ("tandem SARs"), stand-alone stock appreciation rights ("stand-alone SARs"), performance units, restricted shares, and stock bonuses, each of which is described in detail below.

   The Incentive Plan is administered by a committee of the Board of Directors comprised of two or more outside directors (i.e., the Executive Compensation Committee). The Executive Compensation Committee identifies the employees who may be granted incentive awards ("participants"), the number and type(s) of such awards granted, and all other relevant factors, as described in more detail below. Approximately 600 employees are eligible to participate in the Incentive Plan.

   Awards may be granted with respect to no more than 2,000,000 shares of Common Stock in the aggregate. In any calendar year, each participant may be granted Options with respect to no more than 150,000 shares in the aggregate, tandem SARs and stand-alone SARs (collectively) with respect to no more than 100,000 shares in the aggregate, performance units with respect to no more than 100,000 shares in the aggregate, restricted stock with respect to no more than 100,000 shares in the aggregate, and stock bonuses of no more than 25,000 shares in the aggregate. Shares of Common Stock issued under the Incentive Plan may be either newly issued shares or treasury shares.

Options

   Each Option will entitle the holder to purchase a specified number of shares of Common Stock. The exercise price and vesting schedule of each Option will be determined by the Executive Compensation Committee on the date of grant of such Option and set forth in an option grant agreement. The exercise price will not be less than the fair market value of a share on the date of grant. The exercise price will be paid in cash or in shares of Common Stock valued at their fair market value on the date of exercise. Each Option will be exercisable for a term of ten years.

   In the event that the employment of a participant terminates (1) for any reason other than Disability, Retirement, Cause (as such terms are defined in the Incentive Plan) or death, Options granted to such participant, to the extent that they were exercisable at the time of termination, will remain exercisable for ninety days after such termination, and those not exercisable at such time will expire at such time; (2) on account of the Retirement of the participant, Options granted to such participant, to the extent that they were exercisable at the time of termination, will remain exercisable for two years from termination (in the case of NQSOs) or for 90 days after termination (in the case of ISOs), and those not exercisable at such time will expire at such time; (3) on account of the Disability or death of the participant, Options granted to such participant will become immediately exercisable and such participant or his designated beneficiary, respectively, will be entitled to exercise such Options for two years from termination (in the case of NQSOs) or for one year after termination (in the case of ISOs); and (4) for Cause, all outstanding Options granted to such participant will expire at the commencement of business on the date of such termination. However, no Option may be exercised after the expiration of its term.

   Upon the occurrence of a Change in Control of the Company (as defined in the Incentive Plan), each Option granted under the Incentive Plan and outstanding at such time will become fully and immediately exercisable. Furthermore, the Executive Compensation Committee may specify at the time of grant that a participant will have the right to sell each Option back to the Company for the excess of the fair market value of a share on the date of such Change in Control over the exercise price of such Option.

Tandem SARs

   Tandem SARs may be granted by the Executive Compensation Committee in connection with any Option granted under the Incentive Plan (either at the same time as the grant of such Options or at a later time), and may be granted with respect to the same number or fewer shares as the underlying Option. The terms of tandem SARs granted to a participant will be set forth in an agreement at the time of grant. Tandem SARs will be exercisable at the same time and to the same extent (on a proportional basis) as its related Option. The exercise of a tandem SAR will cause the cancellation of its related Option with respect to the number of shares exercised, and the exercise or cancellation of an Option will cause the cancellation of related tandem SARs with respect to the same number of shares.

   Upon the exercise of a tandem SAR, the Executive Compensation Committee will determine whether the participant will receive, with respect to each share underlying the tandem SAR, (i) a cash payment equal to the excess of the fair market value of a share of stock on the date of exercise over the exercise price of such tandem SAR, (ii) a number of shares which on the date of exercise have a fair market value equal to such excess, or (iii) a combination of cash and shares.

   The exercise of a tandem SAR upon or after the occurrence of a Change in Control will entitle a participant to a cash payment for each underlying share exercised equal to the greater of (i) the excess of the highest price paid for a share of stock in connection with the Change in Control over the exercise price and (ii) the excess of the fair market value of a share of stock on the date of exercise over the exercise price.

Stand-Alone SARs

   Each stand-alone SAR will entitle the holder to purchase a specified number of shares of Common Stock. The vesting schedule of each stand-alone SAR will be determined by the Executive Compensation Committee on the date of grant and set forth in a grant agreement. Each stand-alone SAR will be exercisable for a term of ten years.

   Upon the exercise of a stand-alone SAR, the Executive Compensation Committee will determine whether the participant will receive, with respect to each share underlying the stand-alone SAR, (i) a cash payment equal to the excess of the fair market value of a share of stock on the date of exercise over the exercise price of such stand-alone SAR, (ii) a number of shares which on the date of exercise have a fair market value equal to such excess, or (iii) a combination of cash and shares.

   In the event that the employment of a participant terminates (1) for any reason other than Disability, Retirement, Cause (as such terms are defined in the Incentive Plan) or death, stand-alone SARs granted to such participant, to the extent that they were exercisable at the time of termination, will remain exercisable for ninety days after such termination, and those not exercisable at such time will expire at such time; (2) on account of the Retirement of the participant, stand-alone SARs granted to such participant, to the extent that they were exercisable at the time of termination, will remain exercisable for two years from termination, and those not exercisable at such time will expire at such time; (3) on account of the Disability or death of the participant, stand-alone SARs granted to such participant will become fully exercisable and will remain exercisable by such participant or his designated beneficiary, respectively, for two years from termination; and (4) for Cause, all outstanding stand-alone SARs granted to such participant will expire at the commencement of business on the date of such termination. However, no stand-alone SAR may be exercised after the expiration of its term.

   Upon the occurrence of a Change in Control of the Company, each stand-alone SAR granted under the Incentive Plan and outstanding at such time will become fully and immediately exercisable. Furthermore, the exercise of a stand-alone SAR upon or after the occurrence of a Change in Control will entitle a participant to a cash payment for each underlying share exercised equal to the greater of (1) the excess of the highest price paid for a share of stock in connection with the Change in Control over the exercise price and (2) the excess of the fair market value of a share of stock on the date of exercise over the exercise price.

Performance Units

   Performance units are based on the achievement of performance goals over a specified performance period, the terms of which will be specified by the Executive Compensation Committee in a grant agreement at the time of grant. Performance periods, established by the Executive Compensation Committee from time to time, may be for any duration between six months and five years. Performance goals with respect to each performance period, which are to be established by the Executive Compensation Committee within the first ninety days of the performance period (or before 25% of a performance period of a shorter duration than one year has elapsed), may be expressed in terms of (1) earnings per share of Common Stock, (2) share price of Common Stock, (3) pre-tax profit, (4) net earnings, (5) return on equity or assets, (6) revenues,
(7) account receivable collection days, (8) earnings before interest, tax, depreciation, amortization and rent, (9) individual management, performance or quality objectives, (10) any combination of the foregoing, or (11) such other goals as the Executive Compensation Committee may determine, and any components of performance goals may be based, in whole or in part, on the performance of an affiliate of Kindred.

   After the end of a performance period, the Executive Compensation Committee will determine the extent to which performance goals for such period have been achieved, if at all. If achieved in full, each applicable participant will be allocated shares equal to the number of Performance Units initially awarded to such participant for such period; if partially achieved, the Executive Compensation Committee may provide for the allocation of fewer shares. Payment may be, in the discretion of the Executive Compensation Committee, in cash (equal to the fair market value of a share multiplied by the number of shares being allocated), in shares or in a combination of cash and shares.

   If the employment of a participant terminates prior to the expiration of a performance period for any reason other than death or Disability, the performance units then held by such participant will terminate. If the employment of a participant terminates by reason of death or Disability prior to the expiration of a performance period, all outstanding performance units held by such participant with respect to such performance period will be paid to the participant or the participant's estate, as the case may be, as if all applicable performance goals had been fully achieved, provided that such payment will be prorated to reflect the portion of the performance period during which such participant was employed.

   Upon a Change in Control, all outstanding performance units under any performance period will become fully vested and immediately payable as if performance goals were fully achieved, without proration, in which case the payment will be in cash equal to the product of the number of outstanding performance units and the greater of (i) the fair market value of a share on the date of such Change in Control and (ii) the highest price per share paid in connection with such Change in Control.

Restricted Shares

   Restricted shares granted by the Executive Compensation Committee under the Incentive Plan will not be transferred, pledged, assigned or otherwise encumbered by the participant and will be subject to forfeiture until they vest and become fully transferable without restriction according to the vesting schedule set forth in an agreement evidencing such restricted shares.

   If a participant's employment terminates prior to the scheduled vesting dates of any restricted shares for any reason other than death or Disability, all restricted shares awarded to such participant that have not yet vested will be forfeited on the date of termination without payment of any consideration therefor. In the event that the employment of a participant terminates by reason of death or Disability prior to the expiration of any vesting period, all restricted shares awarded to such participant will immediately vest.

   Upon a Change in Control, all outstanding restricted shares will immediately vest and become fully transferable.

Stock Bonuses

   The Executive Compensation Committee may grant stock bonuses to participants from time to time. Stock bonuses may be paid at such time and subject to such conditions as the Executive Compensation Committee may determine at the time of grant.

Benefits

   Since the incentive awards granted under the Incentive Plan are discretionary, no data can be provided regarding planned grants. Set forth below is a table showing the number of shares subject to awards granted during fiscal year 2001 to the Named Executive Officers and certain other individuals under the Incentive Plan. The closing trading price of the Common Stock as
reported on the NASDAQ on March       , 2002 was $       per share.

                                Incentive Plan

                                                      Number of Shares Underlying Awards
                                           ---------------------------------------------------------
                                                   Tandem Stand-Alone Performance Restricted  Stock
Name and Position                          Options  SARs     SARs        Units      Shares   Bonuses
-----------------                          ------- ------ ----------- ----------- ---------- -------
Edward L. Kuntz, Chairman of the Board
  and Chief Executive Officer.............      --   --       --          --          --       --
Richard A. Schweinhart, Senior Vice
  President and Chief Financial Officer...      --   --       --          --          --       --
Donald D. Finney, President, Health
  Services Division.......................      --   --       --          --          --       --
Frank J. Battafarano, President, Hospital
  Division................................      --   --       --          --          --       --
Richard E. Chapman, Chief Administrative
  and Information Officer and Senior Vice
  President...............................      --   --       --          --          --       --
All current executive officers as a group.      --   --       --          --          --       --
All employees, including all current
  officers who are not executive officers,
  as a group.............................. 404,200   --       --          --          --       --

General Plan Provisions

   In the event that any outstanding award under the Incentive Plan expires, terminates or is canceled for any reason, the shares of Common Stock subject to the unexercised, unvested or unpaid portion of such award will again be available for award pursuant to the Incentive Plan.

   The Incentive Plan provides for an adjustment in the number of shares of Common Stock available to be issued under the Incentive Plan, upon a change in the capitalization of Kindred, a stock dividend or split, a merger or combination of shares and certain other similar events.

   During the lifetime of a participant, each incentive award granted to a participant is only exercisable by or payable to the participant. No award is transferable or assignable other than by will or the laws of descent and distribution.

Amendment or Termination of the Incentive Plan

   With certain exceptions, the Board of Directors may amend the provisions of the Incentive Plan at any time and from time to time.

Principal Federal Income Tax Consequences of Options Granted Under the Incentive Plan to Participants and the Company

   The following is a summary of the principal U.S. federal income tax consequences generally applicable to the Company and to participants of the grant and exercise of ISOs and NQSOs under the Incentive Plan under the now applicable provisions of the Code and the regulations thereunder.

   Incentive Stock Options. A participant is not deemed to have received taxable income upon grant or exercise of any ISO so long as the participant does not dispose of the shares received upon exercise within one year after the date of exercise and two years after the date of grant (the "ISO Holding Period"). Upon exercise of an ISO, the spread between the fair market value of the shares received and the exercise price will be an item of adjustment for purposes of the alternative minimum tax, unless the participant disposes of the shares in the same tax year as the ISO is exercised. If a participant does dispose of such shares within the ISO Holding Period (such disposition, a "Disqualifying Disposition"), any gain on such Disqualifying Disposition, up to the amount of the spread on exercise, will be ordinary income, with the balance being capital gain. All other gains upon dispositions of shares received upon exercise of an ISO will be capital gain in an amount equal to the excess of the proceeds received over the exercise price.

   If the participant surrenders previously-owned shares acquired upon the exercise of an ISO which have not satisfied the ISO Holding Period in payment of any or all of the exercise price of an ISO, such surrender is a Disqualifying Disposition of the surrendered shares that will result in the recognition of ordinary income (although not of capital gain) as described in the immediately preceding paragraph. The number of shares received upon exercise of the ISO equal in number to the previously-owned shares so surrendered would have the tax basis, increased by the amount of ordinary income recognized upon the Disqualifying Disposition, and capital gain holding period applicable to such surrendered shares. The additional shares received upon exercise of the ISO would have a tax basis equal to the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise. The ISO Holding Period with respect to all the shares acquired pursuant to the ISO would start on the date of exercise.

   If the participant surrenders previously-owned shares (other than any shares acquired upon the exercise of an ISO which have not satisfied the ISO Holding Period) in payment of any or all of the exercise price of an ISO, the shares received upon exercise of the ISO equal in number to the previously-owned shares so surrendered would have the tax basis and capital gain holding period applicable to such surrendered shares. The additional shares received upon exercise of the ISO would have a tax basis equal to the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise. The ISO Holding Period with respect to all the shares acquired pursuant to the ISO would start on the date of exercise.

   Non-Qualified Stock Options. A participant is not taxed upon grant of an NQSO. A participant will have ordinary income upon exercise of an NQSO in an amount equal to the excess of the fair market value on the date of exercise of the shares purchased over the exercise price paid upon exercise.

   If the participant surrenders previously-owned shares in payment of any or all of the exercise price of an NQSO, the shares received upon exercise of such NQSO equal in number to the previously-owned shares so surrendered would have the tax basis and capital gain holding period applicable to such surrendered shares. The additional shares received upon exercise would have a tax basis equal to the amount taxable as ordinary income upon such exercise (as described in the immediately preceding paragraph) plus the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise.

   In addition, according to proposed regulations issued by the U.S. Treasury Department, the surrender of previously-owned shares or shares acquired upon the exercise of an ISO which have not satisfied the ISO Holding Period in payment of any or all of the exercise price of an NQSO would not be a Disqualifying Disposition of the surrendered shares that would result in the recognition of ordinary income. Rather, if the participant surrenders previously-owned shares acquired upon the exercise of an ISO in payment of any or all of the exercise price of an NQSO, a number of shares received upon exercise of the NQSO equal to the number of previously-owned shares surrendered would be treated as shares received upon the exercise of the ISO and only the additional shares received upon exercise of the NQSO would be treated as such.

   Tax Consequences to the Company. The Company or affiliate that employs a participant generally will be entitled to a federal income tax deduction in an amount equal to the amount of compensation income, taxable as ordinary income, recognized by the participant as a result of the exercise of an option in the year of recognition by the participant.

         The Board of Directors recommends a vote "FOR" Proposal No. 3.

 4.  PROPOSAL TO RATIFY THE KINDRED HEALTHCARE, INC. 2000 LONG-TERM INCENTIVE
                                     PLAN

   The Kindred Healthcare, Inc. 2000 Long-Term Incentive Plan (the "LTIP") was established on September 26, 2000 (originally as the Vencor 2000 Long-Term Incentive Plan), and as subsequently amended, to promote the success of the Company and the interests of its shareholders by attracting, motivating and retaining key employees of the Company and rewarding them for assisting the Company and its affiliates to emerge from bankruptcy and to provide participants in the LTIP with incentives to contribute toward the improvement and growth of the Company. The LTIP was approved in the Plan of Reorganization, and the Company submits it now to the Company's current shareholders for ratification.

   The following summary of the LTIP is qualified in its entirety by the specific language of the LTIP, which is attached as Appendix D.

Awards

   The LTIP provides for performance-based awards payable to officers and other key employees, including the Named Executive Officers, based upon a participant's position in the Company and the achievement of specified performance goals. The Executive Compensation Committee, which administers the plan, identifies officers and other employees who shall be eligible to participate in the LTIP based on their ability to contribute to the success of the Company. Approximately 610 employees are eligible to be selected for participation in the LTIP, including the Chief Executive Officer, the other nine members of the Company's executive committee, 32 vice presidents, approximately 240 senior corporate managers, and approximately 330 other key employees.

   The Executive Compensation Committee sets performance periods of one year during which the Company's performance will be measured against performance targets which are specified by the Executive Compensation Committee within 90 days after the start of each performance period. The maximum award for each participant is a percentage of base salary based on employment level, as follows:

          Position/Level                     Percentage of Base Salary
          --------------                    -------------------------
           Chief Executive Officer.........           100%
           Members of Executive Committee..            90%
           Vice Presidents.................            40%
           Senior Corporate Managers.......            25%
           Other participants..............            15%

   Following the end of each performance period, the Executive Compensation Committee determines the extent to which the Company-wide performance targets were achieved and establishes an "award percentage" based on that determination. Each participant's award equals the product of (a) the award percentage, (b) the participant's maximum award, and (c) the participant's annual base salary on the last day of the relevant performance period. No individual award will exceed $1.5 million. Awards are generally payable in equal installments on or about each of the first, second, and third anniversaries of the end of the relevant performance period.

Benefits

   Set forth below is a table of maximum LTIP awards that are planned for grant to the Named Executive Officers and other select employees. Because the awards that may be granted under the LTIP are discretionary, however, this information is subject to change. In addition, due to the performance-based nature of the awards, the exact amount that will be payable under each award is not determinable at this time. LTIP awards earned during the 2001 and 2000 fiscal years are set forth above in "Summary Compensation Table."

                           Long-Term Incentive Plan

Name and Position                                                                Percentage of Base Salary
-----------------                                                                -------------------------
Edward L. Kuntz, Chairman of the Board and Chief Executive Officer..............           100%
Richard A. Schweinhart, Senior Vice President and Chief Financial Officer.......            90%
Donald D. Finney, President, Health Services Division...........................            90%
Frank J. Battafarano, President, Hospital Division..............................            90%
Richard E. Chapman, Chief Administrative and Information Officer
  and Senior Vice President.....................................................            90%
All current executive officers as a group.......................................        90% to 100%
All employees, including all current officers who are not executive officers, as
  a group.......................................................................        15% to 40%

Termination of Employment

   If a participant terminates employment voluntarily for any reason or the Company terminates his or her employment for Cause (as defined in the LTIP), that participant will not receive any unpaid portions of any awards.

   If a participant voluntarily resigns after attaining the age of 55 or a participant's employment is terminated by the Company without Cause at any time, that participant will be entitled to receive any unpaid portions of awards from previous performance periods and a prorated award for the current year based upon the number of full months elapsed in the performance period before such participant's departure from the Company.

   In the event of a participant's death or termination of employment because of disability, the participant or his or her beneficiary will receive a prorated award based upon the award that would have been payable to the participant if the award percentage had been 50%. The award will be prorated according to the number of full months that elapsed in the performance period before the participant's death or disability and will be paid in a lump sum in cash no later than 15 days after the date of employment termination, as will any unpaid award amounts from previous performance periods.

Adjustments to Performance Targets

   If an event occurs that would reasonably be expected to have a substantial impact on the performance targets for the Company, the Executive Compensation Committee will review, in good faith, the possible effects on the targets. The Executive Compensation Committee has full discretion to adjust the performance targets and award percentages after a good-faith review of the circumstances and consultation with Company management. Transactions or events that would trigger such a review and possible adjustments include but are not limited to a merger or consolidation of the Company or acquisition or disposition by the Company of any substantial business unit.

Company Change of Control

   In the event of a Change of Control of the Company (as defined in the LTIP), the Company will pay each participant, within 15 days after the Change in Control, a lump-sum cash amount equal to the sum of: (a) any unpaid portion of an award from a previous performance period and (b) such participant's maximum award for the performance period in which the Change of Control occurs (without proration).

Amendment or Termination of the LTIP

   The Company has the right to amend, modify or terminate the LTIP at any time, provided that such action will not affect the determination or payment of awards for a performance period that has already begun, except that the Company may accelerate the payment of awards.

The Board of Directors recommends a vote "FOR" the approval of Proposal No. 4.

5.  PROPOSAL TO APPROVE THE KINDRED HEALTHCARE, INC. SHORT-TERM INCENTIVE PLAN

   The Kindred Healthcare, Inc. Short-Term Incentive Plan (the "STIP") was approved by the Board on February 12, 2002 to promote the Company's interests and the interests of its shareholders by providing key employees and key employees of its affiliates, who are largely responsible for the management, growth and/or success of Kindred and its affiliates, with incentives and rewards based on defined Company operating and individual management goals. The STIP formally implements a program of annual cash bonuses that the Company has utilized for the past several years.

   The following summary of the STIP is qualified in its entirety by the specific language of the STIP, which is attached as Appendix E.

Awards

   The STIP provides for performance-based cash bonuses payable to officers and other key employees, including the Named Executive Officers, based upon a participant's position and the achievement of corporate and individual performance goals during a fiscal year period. The Executive Compensation Committee, which administers the plan, identifies officers and other classes of employees who are eligible to participate in the STIP based upon their ability to contribute to the Company's success. Approximately 3,000 employees are eligible to be selected for participation in the STIP.

   Within 90 days after the start of each calendar year, the Executive Compensation Committee determines who will participate in the STIP for that year, determines the range of possible awards that may be payable to each participant according to his or her position, and establishes performance goals for the year. Awards are based on a percentage of a participant's annual base salary. No individual award under the STIP may exceed $1 million.

   Performance goals may be expressed in terms of (1) earnings per share of Common Stock, (2) share price of Common Stock, (3) pre-tax profit, (4) net earnings, (5) return on equity or assets, (6) revenues, (7) account receivable collection days, (8) earnings before interest, tax, depreciation, amortization and rent, (9) individual management or performance objectives, (10) quality objectives, (11) any combination of the foregoing, or (12) such other goals as the Executive Compensation Committee may determine. Any components of performance goals may be based, in whole or in part, on the performance of one of the Company's affiliates.

   Both the potential awards that may be payable to participants and performance goals are expressed in terms of ranges, allowing for varying levels of attainment of such goals and corresponding payment of awards. Both ranges have minimum, target and maximum levels, and achievement of goals and payment of awards may fall anywhere between the minimum and maximum levels.

Payment of Benefits

   Within 90 days after the end of the year (or within five days after the Company receives its audited financial statements from the auditors, if later), the Executive Compensation Committee determines whether, and to what extent, the performance goals for the year were achieved. On that basis, the Executive Compensation Committee will determine each participant's actual award by determining the percentage to be applied to each participant's annual base salary based on the range of awards applicable to such participant, and multiplying that percentage by the participant's base salary. If minimum levels of performance goals are not achieved, a participant will not be paid any bonus under the STIP for that year. Awards earned generally are paid in cash within 30 days after the determination of the amounts by the Executive Compensation Committee.

Benefits

   Set forth below is a table of STIP awards that are planned for grant to the Named Executive Officers and other specified employees. Because the awards that may be granted under the STIP are discretionary, however, this information is subject to change. In addition, due to the performance-based nature of the awards, the exact amount that will be payable under each award is not determinable at this time.

                           Short-Term Incentive Plan

                                                                     Percentage of Base Salary
-                                                                   ---------------------------
Name                                                                Minimum Target    Maximum
----                                                                ------- ------- -----------
Edward L. Kuntz, Chairman of the Board and Chief Executive
  Officer..........................................................  30%      60%       75%
Richard A. Schweinhart, Senior Vice President and Chief
  Financial Officer................................................  30%      60%       75%
Donald D. Finney, President, Health Services Division..............  30%      60%       75%
Frank J. Battafarano, President, Hospital Division.................  30%      60%       75%
Richard E. Chapman, Chief Administrative and Information
  Officer and Senior Vice President................................  30%      60%       75%
All current executive officers as a group..........................  30%      60%       75%
All employees, including all current officers who are not executive officers, as a group............................................. 5%-25%  10%-50% 12.5%-62.5%

Termination of Employment

   Unless otherwise provided in an applicable employment or other agreement with a participant, in the event a participant's employment is terminated for any reason prior to the date of payment of an award under the STIP, such participant will not be entitled to any bonus under the STIP.

Adjustments to Performance Targets

   If an event occurs that would reasonably be expected to have a substantial impact on the Company-wide performance goals, the Executive Compensation Committee will review, in good faith, the possible effects on the goals. The Executive Compensation Committee has full discretion to adjust the performance goals and award ranges after a good-faith review of the circumstances and consultation with management. Transactions or events that would trigger such a review and possible adjustments include but are not limited to a merger or consolidation of the Company or acquisition or disposition by the Company of any substantial business unit.

Company Change of Control

   In the event of a Change of Control of the Company (as defined in the STIP), each participant who remains employed on the date of such Change in Control or whose employment is terminated in contemplation of a Change in Control, within 15 days after the Change in Control, will receive a bonus under the STIP calculated as if the calendar year in which such Change in Control occurred were fully completed and as if performance goals were achieved at the target level, without proration.

Amendment or Termination of the STIP

   The Company has the right to amend, modify or terminate the STIP at any time. Upon a termination or partial termination of the STIP, affected participants will receive (unless the Executive Compensation Committee determines otherwise) a bonus, prorated based upon the number of full months elapsed in the year in which such termination or partial termination occurs, and calculated as if performance goals were achieved at the target level.

The Board of Directors recommends a vote "FOR" the approval of Proposal No. 5.

     6. PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES
            OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE

   The Company's Amended and Restated Certificate of Incorporation currently authorizes the Company to issue 39,000,000 shares of Common Stock and 1,000,000 shares of preferred stock. On January 31, 2002, there were 17,682,917 shares of Common Stock outstanding, 1,600,000 shares of Common Stock reserved for issuance upon the exercise of stock options, 6,994,118 shares of Common Stock reserved for issuance upon the exercise of warrants and no shares of preferred stock outstanding. The Board of Directors believes that it is desirable for the shareholders to consider and act upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of shares authorized. The proposed amendment provides that the Company's authorized capital would consist of 175,000,000 shares of Common Stock. No shares of preferred stock are presently issued or outstanding, the Company has no present plans to issue any shares of preferred stock, and the proposed amendment in no way affects provisions of its Amended and Restated Certificate of Incorporation relating to preferred stock. The Board of Directors believes it would be advisable for the Company to have additional shares authorized that it can use for structuring future financings and acquisitions and for meeting other corporate needs that may arise. Having additional authorized shares will allow the Company the flexibility to issue shares of Common Stock without the expense and delay of a special shareholder's meeting. The authorized shares of Common Stock, as well as shares of the Company's preferred stock, will be available for issuance without further action by shareholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may be listed.

   The Company's Board of Directors could, however, issue Common Stock that could, subject to certain limitations imposed by the securities laws and NASDAQ rules, impede the completion of a merger, tender offer or other takeover attempt. For instance, the Board of Directors could issue a large block of Common Stock to a third party to impede a business combination that would enable such holder to block such transaction. The Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of the Company and its then existing shareholders. The authorized and unissued Company Stock, as well as the authorized and unissued preferred stock, would be available for the above purposes.

   Authorizing the Company to issue more shares of Common Stock than are currently authorized by the Amended and Restated Certificate of Incorporation will not affect materially any substantive rights, powers or privileges of holders of outstanding Common Stock. Other than increasing the number of authorized shares of Common Stock from 39,000,000 to 175,000,000, the proposed amendment does not make any changes in the Company's Amended and Restated Certificate of Incorporation.

   Pursuant to this Proposal No. 6, Article FOURTH of the Amended and Restated Certificate of Incorporation would be amended to read, in part, as follows:

          FOURTH. (a) The total number of shares of capital stock which the Corporation is authorized to issue is 176,000,000, consisting of 175,000,000 shares of Common Stock, par value $0.25 per share, and 1,000,000 shares of Preferred Stock, par value $0.25 per share.

   The Board of Directors has adopted resolutions setting forth the proposed amendment, declaring its advisability and directing that the proposed amendment be submitted to the shareholders for their approval at the Annual Meeting. If adopted by the shareholders, the amendment will become effective upon filing as required by the General Corporation Law of Delaware.

The Board of Directors recommends a vote "FOR" the approval of Proposal No. 6.

                             INDEPENDENT AUDITORS

   The firm of PricewaterhouseCoopers LLP, Louisville, Kentucky, has been retained by the Company as independent auditors to audit the financial statements of the Company. Representatives of PwC will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

   Any shareholder proposal intended to be presented at the next annual meeting of shareholders must be received by the Company by November 11, 2002 in order to be considered for inclusion in the Company's proxy materials for such meeting.

   In connection with the annual meeting of shareholders of the Company to be held in 2003, if the proponent of a shareholder proposal fails to notify the Company of such proposal, in conformity with the requirements of the Company's bylaws, before 60, but no earlier than 90 days before such meeting, then management proxies will be allowed to use their discretionary voting authority on the proposal if raised at the annual meeting even if there is no discussion of the proposal in the proxy statement.

                                 OTHER MATTERS

   The only matters to be considered at the Annual Meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Meeting and routine matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote the proxy in accordance with their judgment in such matters.

                            ADDITIONAL INFORMATION

   Copies of the exhibits to the Company's Annual Report on Form 10-K will be provided to any requesting shareholder, provided that such shareholder agrees to reimburse the Company for reasonable fees related to providing such exhibits.

                                          By Order of the Board of Directors

                                          /s/ Edward L. Kuntz
                                          Edward L. Kuntz
                                          Chairman of the Board and
                                          Chief Executive Officer

                                  APPENDIX A

                                    CHARTER
           AUDIT AND COMPLIANCE COMMITTEE OF THE BOARD OF DIRECTORS
                           KINDRED HEALTHCARE, INC.

Mission Statement

   The Committee is appointed to assist the Board of Directors in monitoring
(i) the adequacy of the Company's system of internal controls, accounting policies, financial reporting practices, and the quality and integrity of the Company's financial reporting; and (ii) the Company's compliance with applicable laws, regulations, and policies.

Organization

   The Audit and Compliance Committee of the Board of Directors shall be comprised of at least three directors who are independent of the management and the Company and free of any relationship that would interfere with their exercise of independent judgment. All Audit and Compliance Committee members will be competent in understanding financial statements, and at least one member will have accounting or related financial management expertise. The Committee shall meet at least four times annually and shall report to the Board of Directors on its findings and matters within the scope of its responsibility. The Committee shall maintain minutes of all its meetings to document its activities and recommendations. The Committee shall obtain the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually) and recommend changes it considers appropriate to the Board.

Roles And Responsibilities

  Engagement and Relationships with Auditors

   . Review and then, recommend to the directors engagement of the independent auditors to be selected to audit the financial statements of the Company and its subsidiaries.

   . Communicate to the independent auditors that they are ultimately accountable to the Board of Directors and the Audit and Compliance Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

   . Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, review such audit or review, including any comments or recommendations of the independent auditors, and review the independent auditors' compensation.

   . Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Committee should review whether recommendations made have been implemented by management.

   . Inquire of management, the internal auditor, and the independent auditors about significant financial risks or exposures and assess the steps management has taken to control such risks or exposure.

   . Review and, concur with or reject, management's appointment, termination, or replacement of the Director of Internal Audit.

   . Review the internal audit function of the Company including the independence and authority of the internal audit function's reporting obligations, the proposed internal audit plans for the coming year, and the coordination of such plans with the independent auditors.

   . Review the significant reports from completed internal audits as well as management's responses.

   . Receive prior to each meeting, a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

  Financial Reporting

   . Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Committee by the auditors. The chair and another member of the Committee may represent the entire Committee for purposes of this review.

   . Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

   . Discuss with financial management and the independent auditors the quality of the accounting principles and judgments used in preparing the financial statements.

   . Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as amended from time to time, relating to the conduct of the audit.

   . Obtain from the independent auditors their report on compliance with
     Section 10A of the Securities Act of 1933, as amended.

   . Review with the Company's General Counsel legal matters that may have a material impact on the Company's financial statements, compliance issues, and any material inquiries or reports from regulators or governmental agencies.

   . Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or new adoptions of, accounting principles and disclosure practices and discuss any other matters required to be communicated to the Committee by the auditors.

   . Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit and Compliance Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent and internal auditors received during the course of their audits.

   . On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

   . Prepare a report of the Audit and Compliance Committee as required to be included in the Company's proxy statement.

   . Report the results of the annual audit to the Board of Directors. If the Committee considers it advisable or if requested by the Board of Directors, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit and Compliance Committee meeting during which the results of the annual audit are reviewed).

   . Include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

  Corporate Compliance

   . Review and, concur with or reject, management's appointment, termination, or replacement of the Corporate Compliance Officer.

   . Review the adequacy of the Company's system of internal controls, accounting policies, financial reporting practices, and the quality and integrity of financial reporting to Federal health care programs.

   . Ensure that the Company adopts and implements policies and procedures designed to ensure compliance with all applicable statutes, regulations, policies and the Corporate Integrity Agreement.

   . Ensure that the Company has a system in place to respond to Federal, state, internal, and external reports of quality of care issues and that such system functions adequately.

   . Ensure that the Company adopts and implements policies and procedures that are designed to ensure that each individual cared for in the Company's facilities receives the level of care required by law.

   . Be available to the Compliance Officer, the External Monitors and the Independent Review Organization to respond to any issues or questions that might arise under the Corporate Integrity Agreement.

   . Review with the Compliance Officer the steps the Company is taking to educate its employees regarding its Standards of Conduct and compliance issues.

   . Review with the Compliance Officer the types of issues reported to the Company through its compliance hotline and the results of any internal investigations initiated by the Company in response to compliance issues reported through the hotline or otherwise brought to the Company's attention.

   . Investigate, or ask the General Counsel to investigate, any matter brought to the attention of the Committee within the scope of its duties, and obtain legal advice for this purpose, if, in its judgment, that is appropriate.

  Reporting Responsibilities

   . Submit the minutes of all meetings of the Audit and Compliance Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

Approved by the Audit and Compliance Committee and the Board of Directors on September 25, 2001.

                                  APPENDIX B

                            2000 STOCK OPTION PLAN

   1. Purpose of the Plan

   The purpose of the 2000 Stock Option Plan (the "Plan") is to promote the interests of the Company and its stockholders by providing the key employees and consultants of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of the Company or Affiliate and to improve the growth and profitability of the Company.

   2. Definitions

      As used in this Plan, the following capitalized terms shall have the following meanings:

      (a) "Affiliate" shall mean any of Vencor, Inc.'s direct or indirect subsidiaries within the meaning of Section 424 of the Code.

      (b) "Board" shall mean the Board of Directors of the Company or any duly elected Committee thereof.

      (c) "Cause", when used in connection with the termination of a Participant's employment with the Company, shall mean (i) dishonesty; (ii) deliberate and continual refusal to perform employment duties on substantially a full-time basis; (iii) failure to act in accordance with any specific lawful instructions given to the Participant in connection with the performance of his duties for the Company or any of its subsidiaries or affiliates, unless the Participant has an existing Permanent Disability;
   (iv) deliberate misconduct that is reasonably likely to be materially damaging to the Company without a reasonable good faith belief by the Participant that such conduct was in the best interests of the Company; or
   (v) conviction of or plea of nolo contendere to a crime involving moral turpitude.

      (d) "Change in Control" shall mean any one of the following events:

          (i) any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(i) thereunder) (an "Acquiring Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of Vencor, Inc. representing 50% or more of the combined voting power of Vencor, Inc.'s then outstanding securities, other than beneficial ownership by a Participant, the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

          (ii) Vencor, Inc.'s stockholders approve an agreement to merge or consolidate Vencor, Inc. with another corporation, or an agreement providing for the sale of substantially all of the assets of Vencor, Inc. to one or more Persons, in any case other than with or to an entity 50% or more of which is controlled by, or is under common control with, Vencor, Inc.;

          (iii) during any two-year period, commencing after the Effective Date, individuals who at the date on which the period commences constitute a majority of the Board of Directors (the "Incumbent Directors") cease to constitute a majority thereof for any reason; provided, however, that a director who was not an Incumbent Director shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors; or

          (iv) the Company is merged, combined, consolidated, recapitalized or otherwise organized with one or more other entities that are not Affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Company, determined on the basis of record ownership as of the date of determination of holders entitled to vote on the transaction (or in the absence of a vote, the day immediately prior to the event).

      (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (f) "Commission" shall mean the U.S. Securities and Exchange Commission.

      (g) "Committee" shall mean the Executive Compensation Committee of the Board or such other committee as the Board shall appoint from time to time.

      (h) "Common Stock" shall mean the common stock of Vencor, Inc., par value $ 0.25 per share.

      (i) "Company" shall mean Vencor, Inc. and any of its Affiliates.

      (j) "Disability" shall mean a physical or mental condition that entitles the Participant to benefits under the Company's long-term disability plan. For purposes of this Plan, a Participant's employment shall be deemed to have terminated as a result of Disability on the date as of which he is first entitled to receive disability benefits under such policy.

      (k) "Effective Date" shall mean the date on which the Company's bankruptcy plan is confirmed by the United States Bankruptcy Court for the District of Columbia.

      (l) "Eligible Employee" shall mean (i) any Employee (whether or not a director) who is a key executive of the Company, or (ii) certain other Employees, advisors or consultants who, in the judgment of the Committee, should be eligible to participate in the Plan due to the services they perform on behalf of the Company; provided such persons render or have rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction or as a market maker or promoter of the Company's securities) to the Company. An advisor or consultant may be selected as an Eligible Employee only if such person's participation in this Plan would not adversely affect (a) the Company's eligibility to use Form S-8 to register under the Securities Act the offering of shares issuable under this Plan by the Company, or (b) the Company's compliance with any other applicable laws.

      (m) "Employment" shall mean employment with the Company and shall include the provision of services as a consultant for the Company. "Employee" and "Employed" shall have correlative meanings.

      (n) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      (o) "Exercise Date" shall have the meaning set forth in Section 4.10 herein.

      (p) "Exercise Notice" shall have the meaning set forth in Section 4.10 herein.

      (q) "Exercise Price" shall mean the price that the Participant must pay under the Option for each share of Common Stock as determined by the Committee for each Grant and specified in the Stock Option Grant Agreement.

      (r) "Fair Market Value" shall mean, as of any date, (A) the average of the high and low sales prices on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (B) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System, or in the over-the-counter market or (C) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. ("NASD") selected by the Committee. The Fair Market Value of a share of Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the Committee in good faith to reflect the fair market value of a share of Common Stock.

      (s) "Financing Restriction" shall mean a restriction contained in any guarantee, financing or security agreement or document entered into by the Company or its Affiliates that restricts or prohibits the redemption of the Option(s).

      (t) "Grant" shall mean a grant of an Option under the Plan evidenced by a Stock Option Grant Agreement.

      (u) "Grant Date" shall mean the Grant Date as defined in Section 4.3 herein.

      (v) "Incentive Stock Option" shall mean an Option that is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

      (w) "Non-Qualified Stock Option" shall mean an Option that is not an "incentive stock option" within the meaning of Section 422 of the Code.

      (x) "Option" shall mean the option to purchase Common Stock granted to any Participant under the Plan. Each Option granted hereunder shall be identified as an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be, in the Stock Option Grant Agreement by which it is evidenced.

      (y) "Option Spread" shall mean, with respect to an Option, the excess, if any, of the Fair Market Value of a share of Common Stock as of the applicable Valuation Date over the Exercise Price.

      (z) "Participant" shall mean an Eligible Employee to whom a Grant of an Option under the Plan has been made, and, where applicable, shall include Permitted Transferees.

      (aa) "Permitted Transferee" shall have the meaning set forth in Section
   4.6.

      (bb) "Person" shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

      (cc) "Securities Act" shall mean the Securities Act of 1933, as amended.

      (dd) "Stock Option Grant Agreement" shall mean an agreement entered into by each Participant and the Company evidencing the Grant of each Option pursuant to the Plan (a form of which is attached hereto as Exhibit A).

      (ee) "Transfer" shall mean any transfer, sale, assignment, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. "Transferee" and "Transferor" shall have correlative meanings.

      (ff) "Trading Day" shall mean any day on which the New York Stock Exchange is open for trading.

      (gg) "Valuation Date" shall mean (i) prior to the existence of a Public Market for the Common Stock, the last day of each calendar quarter, or (ii) on or after the existence of a Public Market for the Common Stock, the trading date immediately preceding the date of the relevant transaction.

      (hh) "Vesting Date" shall mean the date an Option becomes exercisable as defined in Section 4.4 herein.

   3. Administration of the Plan

   The Committee shall administer the Plan. No member of the Committee shall participate in any decision that specifically affects such member's interest in the Plan.

   3.1 Powers of the Committee. In addition to the other powers granted to the Committee under the Plan, the Committee shall have the power: (a) to determine to which of the Eligible Employees Grants shall be made; (b) to determine the time or times when Grants shall be made and to determine the number of shares of Common Stock subject to each such Grant; (c) to prescribe the form of any instrument evidencing a Grant; (d) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the

Plan; (e) to construe and interpret the Plan, such rules and regulations and the instruments evidencing Grants; and (f) to make all other determinations necessary or advisable for the administration of the Plan.

   3.2 Determinations of the Committee. Any Grant, determination, prescription or other act of the Committee made in good faith shall be final and conclusively binding upon all persons.

   3.3 Indemnification of the Committee. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the full extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person's testator or intestate, is or was a member of the Committee to the extent such criminal or civil action or proceeding relates to the Plan.

   3.4 Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock pursuant to the exercise of any Options, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded. The Company shall use its reasonable efforts to comply with any such law, regulation or requirement with respect to the issuance and delivery of such certificates. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements and representations as the Committee, in its sole discretion, deems advisable in order to comply with any such laws, regulations or requirements.

   3.5 Inconsistent Terms. In the event of a conflict between the terms of the Plan and the terms of any Stock Option Grant Agreement, the terms of the Stock Option Grant Agreement shall govern.

   3.6 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company.

   3.7 Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

   4. Options

   Subject to adjustment as provided in Section 4.13 hereof, the Committee may grant to Participants Options to purchase shares of Common Stock of the Company which, in the aggregate, do not exceed 600,000 shares of Common Stock (the "Share Limit"); and which, with respect to each Participant, do not exceed an aggregate of 150,000 shares of Common Stock granted in any calendar year. The Participants to whom Options shall be granted and the number of shares of Common Stock subject to each Option shall be recommended by the Chief Executive Officer of Vencor, Inc. for approval by the Committee. Shares of Common Stock subject to outstanding Options shall be reserved for issuance. No Option may be granted under this Plan unless, on the date of grant, the sum of (a) the maximum number of shares of Common Stock issuable at any time pursuant to such Option, plus (b) the number of shares of Common Stock that have previously been issued pursuant to Options granted under this Plan, other than reacquired shares available for reissue consistent with any applicable legal limitations, plus (c) the maximum number of shares of Common Stock that may be issued at any time after such date of grant pursuant to Options that are outstanding on such date, does not exceed the Share Limit. Shares of Common Stock that are subject to or underlie Options that expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired shares, will again, except to the extent prohibited by law or the terms of this Plan, be available for subsequent Option grants under this Plan. Accordingly, shares of Common Stock issued pursuant to the terms hereof (including shares of Common Stock offset in satisfaction of applicable withholding taxes or the exercise price of an Option) in respect of an Option shall reduce on a share-for-share basis the number of shares of Common Stock remaining available under this Plan and the number of shares remaining subject to the Option.

   The Committee shall grant Options with respect to all 600,000 shares available for grant under the Plan on or prior to the 31/st/ Trading Day following the Effective Date.

   4.1 Identification of Options. The Options granted under the Plan shall be clearly identified in the Stock Option Grant Agreement as Incentive Stock Options or Non-Qualified Stock Options, as the case may be.

   4.2 Exercise Price. The Exercise Price of Options granted under the Plan shall be such price as is determined by the Committee; provided that such Exercise Price may not be less than the minimum price required by law. The Exercise Price of Options granted on or prior to the 31/st/ Trading Day following the Effective Date shall be the Fair Market Value of Common Stock on the Grant Date.

   4.3 Grant Date. The Grant Date of the Options shall be the date designated by the Committee and specified in the Stock Option Grant Agreement as of the date the Option is granted.

   4.4 Vesting Date of Options. Each Option shall vest and become exercisable in equal annual portions over three years or as otherwise determined by the Committee and set forth in the Participant's Stock Option Grant Agreement. Notwithstanding the foregoing, in the event of a Change in Control, each Option shall immediately become fully exercisable.

   4.5 Expiration of Options. With respect to each Participant, such Participant's Option(s), or portion thereof, which have not become exercisable shall expire on the date such Participant's Employment is terminated for any reason. With respect to each Participant, each Participant's Option(s), or any portion thereof, which have become exercisable on the date such Participant's Employment is terminated shall expire on the earlier of (i) the commencement of business on the date the Participant's Employment is terminated for Cause; (ii) ninety (90) days after the date the Participant's Employment is terminated for any reason other than for Cause or on account of death or Disability; (iii) one year after the date the Participant's Employment is terminated by reason of death or Disability; or (iv) the 5th anniversary of the Grant Date for such Option(s).

   4.6 Limitation on Transfer. Unless otherwise provided in the Stock Option Grant Agreement, during the lifetime of a Participant, each Option shall be exercisable only by such Participant and are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, pledge, encumbrance or charge. Upon the death of the Participant, such Participant's Option(s) shall be transferrable to his beneficiaries or his estate (a "Permitted Transferee"). Notwithstanding anything to the contrary herein, Incentive Stock Options will be subject to any and all transfer restrictions under the Code applicable to such awards as necessary to maintain the intended tax consequences of such Incentive Stock Options.

   4.7 Condition Precedent to Transfer of Any Option. It shall be a condition precedent to any Transfer of any Option by any Participant that the Transferee, if not already a Participant in the Plan, shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan and the Stock Option Grant Agreement as if he had been an original signatory thereto.

   4.8 Effect of Void Transfers. In the event of any purported Transfer of any Options in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

   4.9 Exercise of Options. A Participant may exercise any or all of his vested Options by serving an Exercise Notice on the Company as provided in
Section 4.10 hereto.

   4.10 Method of Exercise. The Option shall be exercised by delivery of written notice to the Company's principal office (the "Exercise Notice"), to the attention of its Secretary, no less than three (3) business days in advance of the effective date of the proposed exercise (the "Exercise Date"). Such notice shall (a) specify the number of shares of Common Stock with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date, (b) be signed by the Participant, and (c) if the Option is being exercised by the Participant's Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by the Plan and Stock Option Grant Agreement as if they had been original signatories thereto. The Exercise Notice shall include (i) payment in cash (or cash equivalents) for an amount equal to the Exercise Price multiplied by the number of shares of Common Stock specified in such Exercise Notice, (ii) a certificate representing the number of shares of Common Stock with a Fair Market Value equal to the Exercise Price (provided the Participant has owned such shares at least six months prior to the Exercise Date) multiplied by the number of shares of Common Stock specified in such Exercise Notice, or (iii) a combination of (i) and (ii) or any method otherwise approved by the Committee. In addition, the Exercise Notice shall include payment in cash in an amount equal to the applicable withholding taxes, if any (for example, no withholding may be due if the Option is an Incentive Stock Option), based on the Option Spread for each share of Common Stock specified in the Exercise Notice as of the most recent Valuation Date unless the Participant requests, in writing, that the Company withhold a portion of the shares that are to be distributed to the Participant to satisfy the applicable federal, state and local withholding taxes incurred in connection with the exercise of the Option (the "Withholding Request"). The Committee, in its sole discretion, will either grant or deny the Withholding Request and shall notify the Participant of its determination prior to the Exercise Date. If the Withholding Request is denied, the Participant shall pay an amount equal to the applicable withholding taxes, if any, based on the Option Spread for each share of Common Stock specified in the Exercise Notice as of the most recent Valuation Date on or before such Exercise Date. The Committee may, in its discretion, permit Participants to make the above-described payments in forms other than cash. The partial exercise of the Option, alone, shall not cause the expiration, termination or cancellation of the remaining Options.

   4.11 Certificates of Shares. Upon the exercise of the Options in accordance with Section 4.10, certificates of shares of Common Stock shall be issued in the name of the Participant and delivered to such Participant or the ownership of such shares shall be otherwise recorded in a book-entry or similar system utilized by the Company as soon as practicable following the Exercise Date. Such certificates may include such legends as the Committee may determine are appropriate in light of applicable Federal or state securities laws or the requirements of any exchange.

   4.12  Administration of Options.

   (a) Termination of the Options. The Committee may, at any time, in its absolute discretion, without amendment to the Plan or any relevant Stock Option Grant Agreement, terminate the Options then outstanding, whether or not exercisable, provided, however, that the Company, in full consideration of such termination, shall pay with respect to any Option, or portion thereof, then outstanding, an amount equal to the Black-Scholes value of such Option, or portion thereof, determined based on the assumptions used for purposes of the Company's then most recent proxy statement or, if not so used based on assumptions determined by the Committee. Such payment shall be made as soon as practicable after the payment amounts are determined.

   (b) Amendment of Terms of Options. The Committee may, in its absolute discretion, amend the Plan or terms of any Option, provided, however, that any such amendment shall not materially adversely affect any Participants' rights under the Plan or such Option without such Participant's written consent.

   4.13  Adjustment Upon Changes in Company Stock.

   (a) Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall, in its absolute discretion, make such adjustments with respect to the number of shares of Common Stock subject to the Options and the exercise price per share of Common Stock, as the Committee may consider appropriate to prevent the enlargement or dilution of rights.

   (b) Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Options outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Option would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Options shall not be affected by such transaction).

   (c) Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right with respect to, as appropriate, some or all of the property for which the stock underlying such Options are exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the exercise price of the options or stock appreciation rights, or the number of shares or amount of property subject to the options or stock appreciation rights or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the Options as the Committee may consider appropriate to prevent dilution or enlargement of rights.

   (d) Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 4.13(a), (b) or (c) hereof, the Committee shall, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the Exercise Price of each such Option as the Committee may consider appropriate to prevent dilution or enlargement of rights.

   (e) No Other Rights. Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to the Options or the exercise price of such Options.

   5. Miscellaneous

   5.1 Rights as Stockholders. The Participants shall not have any rights as stockholders with respect to any shares of Common Stock covered by or relating to the Options granted pursuant to the Plan until the date the Participants become the registered owners of such shares. Except as otherwise expressly provided in Sections 4.12 and 4.13 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

   5.2 No Special Employment Rights. Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate Employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Option.

   5.3 No Obligation to Exercise. The Grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

   5.4 Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

          If to the Participant:

          To the address shown on the Stock Option Grant Agreement.

          If to the Company:

          Vencor, Inc.
          One Vencor Place
          680 South Fourth Avenue
          Louisville, KY 40202

          Attention: Secretary

or to such other address as any party may have furnished to the other in writing in accordance herewith.

   5.5 Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

   5.6 Documents. Descriptive material relating to the Plan shall not be considered a part of the Plan, and in the event of any conflict between such descriptive material and the Plan, the text of the Plan shall govern.

   5.7 Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

   5.8 Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without reference to principles of conflicts of law that would require the application of the laws of another jurisdiction.

                                                                    Exhibit "A"

                         STOCK OPTION GRANT AGREEMENT

   THIS AGREEMENT, made as of this       th day of        2000 between Vencor,
Inc. (the "Company") and        (the "Participant").

   WHEREAS, the Company has adopted and maintains the Vencor 2000 Stock Option Plan (the "Plan") to promote the interests of the Company and its Affiliates and stockholders by providing the Company's key employees and others with an appropriate incentive to encourage them to continue in the employ of the Company or its affiliates and to improve the growth and profitability of the Company;

   WHEREAS, the Plan provides for the Grant to Participants in the Plan of Incentive Stock Options or Non-Qualified Stock Options to purchase shares of Common Stock of the Company.

   NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

      1. Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant [an INCENTIVE STOCK OPTION] [a NON-QUALIFIED STOCK OPTION]
   (the "Option") with respect to        shares of Common Stock of the Company.

      2. Grant Date. The Grant Date of the Option hereby granted is       ,
         .

      3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Board, shall govern. All capitalized terms used and not defined herein shall have the meanings given to such terms in the Plan.

      4. Exercise Price. The exercise price of each share underlying the Option
   hereby granted is $      .

      5. Vesting Date. The Option shall become exercisable as follows:
   Approximately one-third of the Option shall become exercisable on each of the first, second and third anniversaries of the Grant Date; provided that, the number of shares to become exercisable on any Vesting Date shall be rounded up to the nearest share, but in no event shall more than 33.34 percent of the shares underlying the Option become exercisable in any year, nor shall more than the total number of shares underlying the Option become exercisable in the aggregate. Notwithstanding the foregoing, in the event of a Change in Control, the Option shall immediately become fully exercisable.

      6. Expiration Date. Subject to the provisions of the Plan, with respect to the Option or any portion thereof which has not become exercisable, the Option shall expire on the date the Participant's Employment is terminated for any reason, and with respect to any Option or any portion thereof which has become exercisable, the Option shall expire on the earlier of (i) the commencement of business on the date the Participant's Employment is terminated for Cause; (ii) ninety (90) days after the date the Participant's Employment is terminated for any reason other than for Cause or on account of death or Disability; (iii) one year after the date the Participant's Employment is terminated by reason of death or Disability; or (iv) the 5th anniversary of the Grant Date.

      7. Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company's forbearance or failure to take action.

      8. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

      9. Limitation on Transfer. During the lifetime of the Participant, the Option shall be exercisable only by the Participant. The Option shall not be assignable or transferable other than by will or by the laws of descent and distribution.

      10. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

      11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

      13. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board in respect of the Plan, this Agreement and the Option shall be final and conclusive.

                                 *  *  *  *  *

   IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.

                                          Vencor, Inc.

                                          --------------------------------------
                                          By:
                                          Title:

                                          --------------------------------------
                                          [Participant's name]

                                  APPENDIX C

              KINDRED HEALTHCARE, INC. 2001 STOCK INCENTIVE PLAN
                 Amended and Restated as of February 12, 2002

   1. Purpose of the Plan

   This Amended and Restated Kindred Healthcare, Inc. 2001 Stock Incentive Plan (the "Plan"), originally adopted as the Kindred Healthcare, Inc. 2001 Stock Option Plan, is intended to promote the interests of the Company by providing the employees of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the employ of the Company.

   2. Definitions

   As used in the Plan, the following definitions apply to the terms indicated below:

      (a) "Affiliates" shall mean with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person.

      (b) "Board of Directors" shall mean the Board of Directors of Kindred.

      (c) "Cause," when used in connection with the termination of a Participant's employment, shall mean (i) dishonesty; (ii) deliberate and continual refusal to perform employment duties on substantially a full-time basis; (iii) failure to act in accordance with any specific lawful instructions given to the Participant in connection with the performance of his duties for the Company, unless the Participant has an existing Disability; (iv) deliberate misconduct that is reasonably likely to be materially damaging to the Company without a reasonable good faith belief by the Participant that such conduct was in the best interests of the Company; or (v) conviction of or plea of nolo contendere to a crime involving moral turpitude.

      (d) "Change in Control" shall mean any one of the following events:

          (i) any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1)(i) thereunder) (an "Acquiring Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, other than beneficial ownership by a Participant, the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

          (ii) The Company's stockholders approve an agreement to merge or consolidate the Company with another corporation, or an agreement providing for the sale of substantially all of the assets of the Company to one or more Persons, in any case other than with or to an entity 50% or more of which is controlled by, or is under common control with, the Company;

          (iii) during any two-year period, individuals who at the date on which the period commences constitute a majority of the Board of Directors (the "Incumbent Directors") cease to constitute a majority thereof for any reason; provided, however, that a director who was not an Incumbent Director shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors; or

          (iv) the Company is merged, combined, consolidated, recapitalized or otherwise organized with one or more other entities that are not affiliates of the Company, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after such event are, or will be, owned, directly or indirectly, by shareholders of the Company, determined on the basis of record ownership as of the date of determination of holders entitled to vote on the transaction (or in the absence of a vote, the day immediately prior to the event).

      (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      (f) "Committee" shall have the meaning given to such term in Section 4.

      (g) "Common Stock" shall mean the Company's common stock, $.25 par value per share.

      (h) "Company" shall mean Kindred together with its Affiliates.

      (i) "Disability" shall mean a physical or mental condition that entitles the Participant to benefits under the Company's long-term disability plan. For purposes of this Plan, a Participant's employment shall be deemed to have terminated as a result of Disability on the date as of which he is first entitled to receive disability benefits under such policy.

      (j) "EBITDAR" shall mean the consolidated earnings of Kindred and its subsidiaries before interest, taxes, depreciation, amortization and rent.

      (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      (l) the "Fair Market Value" of a Share with respect to any day shall be
   (i) the average of the high and low sales prices on such day of a Share as reported on the principal securities exchange on which Shares are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a Share shall not be so reported, the Fair Market Value of a Share shall be determined by the Committee in its absolute discretion.

      (m) "Incentive Award" shall mean an Option, Tandem SAR, Stand-Alone SAR, Performance Unit, Restricted Share or Stock Bonus granted pursuant to the terms of the Plan.

      (n) "Incentive Stock Option" shall mean an Option which is an "incentive stock option" within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

      (o) "Kindred" shall mean Kindred Healthcare, Inc., a Delaware corporation, and its successors.

      (p) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the agreement by which it is evidenced.

      (q) "Option" shall mean an option to purchase Shares granted pursuant to
   Section 6 hereof. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

      (r) "Participant" shall mean an employee of the Company to whom an Incentive Award is granted pursuant to the Plan, and upon his death, his successors, heirs, executors and administrators, as the case may be.

      (s) "Performance Goals" shall have the meaning given such term in Section 9(b).

      (t) "Performance Period" shall have the meaning given such term in
   Section 9(a).

      (u) "Performance Unit" shall mean the right, granted to a Participant pursuant to Section 9, to receive a Share upon the achievement of specified Performance Goals.

      (v) "Person" shall mean a "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

      (w) "Plan" shall mean this Kindred Healthcare, Inc. 2001 Stock Incentive Plan, as it may be amended from time to time.

      (x) "Restricted Share" shall mean a Share of restricted stock granted pursuant to Section 10 hereof.

      (y) "Retirement" shall mean the termination of the employment of a Participant with the Company on or after (i) the first date on which the Participant has both attained age 55 and completed 5 years of service with the Company or (ii) the date on which the Participant attains age 65.

      (z) "Securities Act" shall mean the Securities Act of 1933, as amended.

      (aa) "Share" shall mean a share of Common Stock.

      (bb) "Spread" shall mean, with respect to an Option, Tandem SAR or Stand-Alone SAR, the excess, if any, of (i) the Fair Market Value of a Share as of the applicable valuation date (e.g., the date such Incentive Award is exercised) over (ii) in the case of an Option, the exercise price of such Option, or in the case of a Tandem SAR, the exercise price of the related Option, or in the case of a Stand-Alone SAR, the exercise price of such Stand-Alone SAR.

      (cc) "Stand-Alone SAR" shall mean a stock appreciation right granted pursuant to Section 8 hereof which is not related to any Option.

      (dd) "Stock Bonus" shall mean a grant of a bonus payable in Shares pursuant to Section 11 hereof.

      (ee) "Tandem SAR" shall mean a stock appreciation right granted pursuant to Section 7 hereof which is related to an Option. Each Tandem SAR shall be exercisable only to the extent its related Option is exercisable and only in the alternative to the exercise of its related Option.

   3. Stock Subject to the Plan

   Under the Plan, the Committee may grant to Participants (i) Options, (ii) Tandem SARs, (iii) Stand-Alone SARs, (iv) Performance Units, (v) Restricted Shares and (vi) Stock Bonuses.

   Subject to adjustment as provided in Section 12 hereof, the Committee may grant Incentive Awards with respect to a number of Shares that in the aggregate does not exceed 2,000,000 Shares; provided that no Participant may be granted
(a) Options with respect to more than 150,000 Shares in the aggregate in any calendar year; (b) Tandem SARs or Stand-Alone SARs (collectively) with respect to more than 100,000 Shares in the aggregate in any calendar year; (c) Performance Units with respect to more than 100,000 Shares in the aggregate in any calendar year; (d) Restricted Shares with respect to more than 100,000 Shares in the aggregate in any calendar year; or (e) Stock Bonuses with respect to more than 25,000 Shares in the aggregate in any calendar year.

   In the event that any outstanding Option, Stand-Alone SAR, Restricted Share or Performance Unit expires, terminates or is cancelled for any reason (other than pursuant to Section 7(b)(iii) hereof), the Shares subject to the unexercised portion of such Option, Stand-Alone SAR, Restricted Share or Performance Unit shall again be available for grants under the Plan. In the event that an outstanding Option is cancelled pursuant to Section 7(b)(iii) hereof by reason of the exercise of a Tandem SAR, the Shares subject to the cancelled portion of such Option shall not again be available for grant under the Plan. To the extent that Incentive Awards terminate, expire or are cancelled without having been exercised, vested or paid, the Shares covered thereby shall continue to count against the annual maximum number of Shares with respect to which each type of Incentive Award may be granted to a Participant.

   Shares issued under the Plan may be either newly issued shares or treasury shares, at the discretion of the Committee.

   4. Administration of the Plan

   The Plan shall be administered by a committee of the Board (the "Committee") consisting of two or more persons, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act and an "outside director" within the meaning of Treasury Regulation section 1.162-27(e)(3) promulgated under Section 162(m) of the Code. The Committee shall from time to time designate the employees of the Company who shall be granted Incentive Awards.

   The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties.

   The Committee may, in its absolute discretion, accelerate the date on which any Option or Stand-Alone SAR granted under the Plan becomes exercisable or on which a Restricted Share granted under the plan vests or, subject to Sections 6(c)(i) and 8(c)(i) hereof, extend the term of any Option or Stand-Alone SAR granted under the Plan. In addition, the Committee may, in its absolute discretion, grant Incentive Awards to Participants on the condition that such Participants surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee specifies. Notwithstanding Section 3 herein, prior to the surrender of such other Incentive Awards, Incentive Awards granted pursuant to the preceding sentence of this Section 4 shall not count against the limits set forth in such Section 3. In addition, the Committee may modify, with the consent of the Participant, any Incentive Award to make it consistent with other agreements approved by the Committee.

   Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee.

   Neither the Committee nor any member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

   5. Eligibility

   The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such employees of the Company who are largely responsible for the management, growth and protection of the business of the Company (including officers of the Company, whether or not they are directors of the Company) as the Committee shall select from time to time.

   6. Options

   The Committee may grant Options pursuant to the Plan which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

      (a) Identification of Options

      All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or Non-Qualified Stock Options.

      (b) Exercise Price

      The exercise price of any Option granted under the Plan shall be not less than 100% of the Fair Market Value of a Share on the date on which such Option is granted.

      (c) Term and Exercise of Options

          (i) Each Option shall be exercisable on such date or dates, during such period and for such number of Shares as shall be determined by the Committee on the day on which such Option is granted and set forth in the agreement evidencing such Option; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option was granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Option.

          (ii) Each Option shall be exercisable in whole or in part. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

          (iii) An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Corporate Secretary, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of Shares with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Payment for Shares purchased upon the exercise of an Option shall be made on the effective date of such exercise either
       (i) in cash, by certified check, bank cashier's check or wire transfer or (ii) in Shares previously owned by the Participant for at least six months and valued at their Fair Market Value on the effective date of such exercise, or partly in Shares with the balance in cash, by certified check, bank cashier's check or wire transfer. Any payment in Shares shall be effected by the delivery of such Shares to the Corporate Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Corporate Secretary of the Company shall require from time to time.

          (iv) Certificates for Shares purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised.

          (v) During the lifetime of a Participant, each Option granted to him shall be exercisable only by him. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

      (d) Limitations on Grant of Incentive Stock Options

          (i) The aggregate Fair Market Value of Shares with respect to which "incentive stock options" (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any "subsidiary" of the Company as such term is defined in Section 424(f) of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of Shares with respect to such incentive stock options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the options which shall cease to constitute incentive stock options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

          (ii) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its "subsidiaries" (within the meaning of Section 424(f) of the Code), unless (i) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent of the Fair Market Value of a Share at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

      (e) Effect of Termination of Employment

          (i) In the event that the employment of a Participant with the Company shall terminate for any reason other than Disability, Retirement, Cause or death (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable for 90 days after such termination, at which time they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the commencement of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

          (ii) In the event that the employment of a Participant with the Company shall terminate on account of the Retirement of the Participant,
       (A) such Participant shall be entitled to exercise Options granted to him hereunder to the extent that such Options were exercisable at the time of such termination (x) in the case of Non-Qualified Stock Options, for two years after the date of Retirement and (y) in the case of Incentive Stock Options, for 90 days after Retirement, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the commencement of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

          (iii) In the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant, all then outstanding Options of such Participant shall become immediately exercisable and such Participant shall be entitled to exercise Options granted to him hereunder (x) in the case of Non-Qualified Stock Options, at any time within two years after the date of death or the determination of Disability, and (y) in the case of Incentive Stock Options, at any time within one year after the date of death or determination of Disability; provided, however, that no Option shall be exercisable after the expiration of its term.

          (iv) In the event of the termination of a Participant's employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

      (f) Consequences of a Change in Control

      Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan. Furthermore, the Committee may specify in the agreement evidencing an Option that the Participant receiving such Option shall, following a Change in Control, have the right to sell the Option back to the Company for an amount equal to the Spread.

   7. Tandem Stock Appreciation Rights

   The Committee may grant in connection with any Option granted hereunder one or more Tandem SARs relating to a number of Shares less than or equal to the number of Shares subject to the related Option. A Tandem SAR may be granted at the same time as, or subsequent to the time that, its related Option is granted. Each Tandem SAR shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Tandem SARs shall comply with and be subject to the following terms and conditions:

      (a) Benefit Upon Exercise

      Subject to Section 7(c) hereof, the exercise of a Tandem SAR with respect to any number of Shares prior to the occurrence of a Change in Control shall entitle a Participant to (i) a cash payment, for each such Share, equal to the Spread, (ii) the issuance or transfer to the Participant of a number of Shares which on the date of the exercise of the Tandem SAR have a Fair Market Value equal to such Spread or (iii) a combination of cash and Shares in amounts equal to such Spread, all as determined by the Committee in its discretion. Such payment, transfer or issuance shall occur as soon as practical, but in no event later than the expiration of five business days, after the effective date of such exercise.

      (b) Term and Exercise of Tandem SAR

          (i) A Tandem SAR shall be exercisable at the same time and to the same extent (on a proportional basis, with any fractional amount being rounded down to the immediately preceding whole number) as its related Option.

          (ii) The exercise of a Tandem SAR with respect to a number of Shares shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of Shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this subsection (ii)), with respect to a number of Shares shall cause the automatic and immediate cancellation of its related Tandem SARs to the extent that the number of Shares subject to such Option after such exercise, cancellation, termination or expiration is less than the number of Shares subject to such Tandem SARs. Such Tandem SARs shall be cancelled in the order in which they became exercisable.

          (iii) Each Tandem SAR shall be exercisable in whole or in part; provided, that no partial exercise of a Tandem SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a Tandem SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

          (iv) During the lifetime of a Participant, each Tandem SAR granted to him shall be exercisable only by him. No Tandem SAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution and otherwise than together with its related Option.

          (v) A Tandem SAR shall be exercised by delivering notice to the Company's principal office, to the attention of its Corporate Secretary, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of Shares with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

      (c) Consequences of a Change in Control

      The exercise of a Tandem SAR with respect to any number of Shares upon or after the occurrence of a Change in Control shall entitle a Participant to a cash payment, for each such Share, equal to the greater of (i) the excess of the highest price per Share paid in connection with such Change in Control over the exercise price of such Tandem SAR and (ii) the Spread.

   8. Stand-Alone Stock Appreciation Rights

   The Committee may grant Stand-Alone SARs pursuant to the Plan, which Stand-Alone SARs shall be evidenced by agreements in such form as the Committee shall from time to time approve. Stand-Alone SARs shall comply with and be subject to the following terms and conditions:

      (a) Exercise Price

      The exercise price of any Stand-Alone SAR granted under the Plan shall be determined by the Committee at the time of the grant of such Stand-Alone SAR.

      (b) Benefit Upon Exercise

      Subject to Section 8(e) hereof, the exercise of a Stand-Alone SAR with respect to any number of Shares prior to the occurrence of a Change in Control shall entitle a Participant to (i) a cash payment, for each such Share, equal to the Spread, (ii) the issuance or transfer to the Participant of a number of Shares which on the date of the exercise of the Stand-Alone SAR have a Fair Market Value equal to such Spread or (iii) a combination of cash and Shares in amounts equal to such Spread, all as determined by the Committee in its absolute discretion. Such payment, transfer or issuance shall occur as soon as practical, but in no event later than five business days, after the effective date of the exercise.

      (c) Term and Exercise of Stand-Alone SARs

          (i) Each Stand-Alone SAR shall be exercisable on such date or dates, during such period and for such number of Shares as shall be determined by the Committee and set forth in the agreement with respect to such Stand-Alone SAR; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of ten years from the date such Stand-Alone SAR was granted; and, provided, further, that each Stand-Alone SAR shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Stand-Alone SAR.

          (ii) Each Stand-Alone SAR may be exercised in whole or in part; provided, that no partial exercise of a Stand-Alone SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a Stand-Alone SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

          (iii) A Stand-Alone SAR shall be exercised by delivering notice to the Company's principal office, to the attention of its Corporate Secretary, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of Shares with respect to which the Stand-Alone SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

          (iv) During the lifetime of a Participant, each Stand-Alone SAR granted to him shall be exercisable only by him. No Stand-Alone SAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

      (d) Effect of Termination of Employment

          (i) In the event that the employment of a Participant with the Company shall terminate for any reason other than Disability, Retirement, Cause or death (A) Stand-Alone SARs granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable for 90 days after such termination, at which time they shall expire, and (B) Stand-Alone SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the commencement of business on the date of such termination; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of its term.

          (ii) In the event that the employment of a Participant with the Company terminates on account of the Retirement of the Participant, (A) such Participant shall be entitled to exercise Stand-Alone SARs granted to him hereunder, to the extent that such Stand-Alone SARs were exercisable at the time of such termination, for two years after the date of Retirement, and (B) Stand-Alone SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the commencement of business on the date of such termination; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of its term.

          (iii) In the event that the employment of a Participant with the Company shall terminate on account of the death or Disability of the Participant, all then outstanding Stand-Alone SARs of such Participant shall become immediately exercisable and such Participant shall be entitled to exercise Stand-Alone SARs granted to him hereunder within two years after the date of death or the determination of Disability; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of its term.

          (iv) In the event of the termination of a Participant's employment for Cause, all outstanding Stand-Alone SARs granted to such Participant shall expire at the commencement of business on the date of such termination.

      (e) Consequences of a Change in Control

      Upon the occurrence of a Change in Control, any Stand-Alone SAR granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan. The exercise of a Stand-Alone SAR with respect to any number of Shares upon or after the occurrence of a Change in Control shall entitle a Participant to a cash payment, for each such Share, equal to the greater of (i) the excess of the highest price per Share paid in connection with such Change in Control over the exercise price of such Stand-Alone SAR and (ii) the Spread.

   9. Performance Units

   The Committee may grant Performance Units pursuant to the Plan, which Performance Units shall be evidenced by agreements in such form as the Committee shall from time to time approve. Performance Units shall be based upon the achievement of Performance Goals over a specified Performance Period and shall comply with and be subject to the following terms and conditions:

      (a) Performance Period

      The Committee shall determine the period of performance ("Performance Period"), with respect to each Performance Unit, during which the Performance Goals will be measured. The Performance Period shall not be less than six months nor more than five years.

      (b) Performance Goals

      The goals ("Performance Goals") that are to be achieved with respect to each Performance Unit shall be those objectives established by the Committee as it deems appropriate, and which may be expressed in terms of (i) earnings per Share, (ii) Share price, (iii) pre-tax profit, (iv) net income, (v) return on equity or assets, (vi) revenues, (vii) account receivable collection days, (viii) EBITDAR, (ix) individual management, performance or quality objectives, (x) any combination of the foregoing, or (xi) such other goals as the Committee may determine. Performance Goals may be in respect of the performance of Kindred and its subsidiaries (which may be on a consolidated basis) or a subsidiary, division or other operating unit of the Company. Performance Goals may be absolute or relative and may be expressed in terms of a progression within a specified range. The Committee shall establish Performance Goals applicable to a particular Performance Period within 90 days of the commencement of such Performance Period (or, in the case of a Performance Period that is less than 12 months in duration, before 25% of such Performance Period has elapsed), provided that the outcome of the Performance Goal is substantially uncertain at the time of its adoption. The Performance Goals with respect to a Performance Period shall be established by the Committee in order to comply with Section 162(m) of the Code, as applicable. The Committee shall determine the target levels of performance that must be achieved with respect to each criteria that is identified in a Performance Goal in order for a Performance Goal to be treated as attained in whole or in part. In the event that the Performance Goals are based on more than one business criteria, the Committee may determine to make a grant of a Performance Unit upon attainment of the Performance Goal relating to any one or more of such criteria.

      (c) Benefit Upon Achievement of Performance Goals

      As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which the Performance Goals for such Performance Period were achieved, if at all. If the Performance Goals are achieved in full, and the Participant remains employed with the Company as of the end of the relevant Performance Period, the Participant will be allocated Shares equal to the number of Performance Units initially awarded to the Participant for the relevant Performance Period. Each award of Performance Units may provide for the allocation of fewer Performance Units in the event of partial fulfillment of Performance Goals. The Committee may determine at the time of payment whether such payment shall be made (a) in cash (equal to the Fair Market Value of a Share multiplied by the number of Performance Units being allocated), (b) in Shares or (c) in a combination of cash and Shares.

      (d) No Transferability

      No Performance Unit shall be assignable or transferable otherwise than by will or the laws of descent and distribution.

      (e) Effect of Termination of Employment

          (i) If the employment of a Participant shall terminate with the Company prior to the expiration of a Performance Period for any reason other than for death or Disability, the Performance Units then held by the Participant shall terminate.

          (ii) In the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant prior to the expiration of a Performance Period with respect to which such Participant has Performance Units outstanding, all such outstanding Performance Units shall be paid to the Participant or the Participant's estate, as the case may be, as if all applicable Performance Goals had been fully achieved; provided that such payment shall be prorated to reflect the portion of the Performance Period during which such Participant was employed.

      (f) Consequences Upon Change in Control

      Upon a Change in Control, any and all outstanding Performance Units which are potentially available under any outstanding award shall become fully vested and immediately payable as if the Performance Goals were fully achieved, without any proration, in which case payment shall be in cash equal to the product of the number of outstanding Performance Units and the greater of (i) the Fair Market Value of a Share on the date of such Change in Control and (ii) the highest price per Share paid in connection with such Change in Control.

   10. Restricted Shares

   The Committee may grant Restricted Shares pursuant to the Plan, which Restricted Shares shall be evidenced by agreements in such form as the Committee shall from time to time approve. Restricted Shares shall comply with and be subject to the following terms and conditions:

      (a) Vesting

      Subject to the provisions of Section 10(b) hereof, the Restricted Shares granted to a Participant shall not be transferred, pledged, assigned or otherwise encumbered and shall be subject to forfeiture until such Restricted Shares vest and become fully transferable without restriction according to the vesting schedule set forth in the agreement evidencing such Restricted Shares.

      (b) Effect of Termination of Employment

          (i) If the employment of a Participant with the Company shall terminate prior to the scheduled vesting dates of any Restricted Shares for any reason other than death or Disability, all Restricted Shares awarded to such Participant that have not vested shall be forfeited on the date of such termination without payment of any consideration therefor.

          (ii) In the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant prior to the expiration of any vesting period, all Restricted Shares awarded to such Participant shall immediately vest.

      (c) Consequences of a Change in Control

      Upon a Change in Control, any Restricted Share granted under the Plan and outstanding at such time shall vest and become fully transferable.

   11. Stock Bonuses

   The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. Certificates for Shares granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

   12. Adjustment Upon Changes in Common Stock

      (a) Shares Available for Grants

      In the event of any change in the number of Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of Shares with respect to which the Committee may grant Incentive Awards shall be appropriately adjusted by the Committee. In the event of any change in the number of Shares outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of Shares with respect to which Incentive Awards may be granted as the Committee may deem appropriate.

      (b) Adjustments to Outstanding Incentive Awards

          (i) In the event of any change in the capitalization of the Company or other corporate change or transaction involving the Company or its securities, the Committee may make such adjustments as the Committee may, in its absolute discretion, deem appropriate in the number and class of shares subject to Options (including any Tandem SARs related thereto), Stand-Alone SARs, Restricted Shares and Performance Units outstanding on the date on which such change occurs and in the exercise price of any such Option, Tandem SAR or Stand-Alone SAR. In the event of the occurrence of any transaction or event that could reasonably be expected to have a substantial impact on the achievement of Performance Goals, the Committee may adjust any such Performance Goals with respect to any then-current Performance Period as the Committee, in its absolute discretion, determines to be appropriate in light of the circumstances.

          (ii) In the event of (w) a dissolution or liquidation of the Company,
       (x) a sale of all or substantially all of the Company's assets, (y) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (z) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

             (A) cancel each Option (including each Tandem SAR related thereto), Stand-Alone SAR, Performance Unit and Restricted Share outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option, Stand-Alone SAR, Performance Unit or Restricted Share was granted an amount in cash, for each Share subject to (x) an Option or Stand-Alone SAR, respectively, equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a Share as a result of such event over (B) the exercise price of such Option or Stand-Alone SAR, or (y) a Restricted Share or Performance Unit equal to the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a Share; or

             (B) provide for the exchange of each Option (including any related Tandem SAR), Stand-Alone SAR, Performance Unit and Restricted Share outstanding immediately prior to such event (whether or not then vested or exercisable) for an option, a stock appreciation right or a share of restricted stock with respect to, as appropriate, some or all of the property which a holder of the number of Shares subject to such Option, Stand-Alone SAR, Performance Unit or Restricted Share would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option, stock appreciation right or share of restricted stock, or, if appropriate, provide for a cash payment to the Participant to whom such Option, Stand-Alone SAR, Performance Unit or Restricted Share was granted in partial consideration for the exchange of the Option, Stand-Alone SAR, Performance Unit or Restricted Share.

      (c) No Other Rights

      Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Incentive Award or the exercise price of any Option, Tandem SAR or Stand-Alone SAR.

   13. Rights as a Stockholder

   No person shall have any rights as a stockholder with respect to any Shares covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 12 hereof, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

   14. No Special Employment Rights; No Right to Incentive Award; Sale of a Division or Affiliate

      (a) Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment or other agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

      (b) No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

      (c) For all purposes of this Plan, the employment of a Participant with the Company shall be deemed to have terminated without Cause upon a sale or other disposition by Kindred, directly or indirectly, of an Affiliate or any division or business unit of the Company to which such Participant is allocated by the Committee, unless the Committee, in its sole discretion, determines otherwise.

   15. Securities Matters

      (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any Shares to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

      (b) The exercise of any Option (including any Tandem SAR related thereto) or Stand-Alone SAR granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option (including any Tandem SAR related thereto) or Stand-Alone SAR granted hereunder in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option, Tandem SAR or Stand-Alone SAR granted hereunder. During the period that the effectiveness of the exercise of an Option, Tandem SAR or Stand-Alone SAR has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

   16. Withholding Taxes

      (a) Cash Remittance

      Whenever Shares are to be issued upon the exercise of an Option, the vesting of a Restricted Share, the payment of a Performance Unit or the grant of a Stock Bonus, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, vesting, payment or grant prior to the delivery of any certificate or certificates for such shares. In addition, upon the exercise of a Tandem SAR or Stand-Alone SAR or the payment of a Performance Unit, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or payment.

      (b) Stock Remittance

      At the election of the Participant, when Shares are to be issued upon the exercise of an Option, the vesting of a Restricted Share, the payment of a Performance Unit or the grant of a Stock Bonus, the Participant may tender to the Company a number of Shares previously held by such Participant for at least six months determined by such Participant, the Fair Market Value of which at the tender date the Company determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, vesting, payment or grant and not greater than the Participant's required federal, state and local tax obligations associated with such exercise, vesting, payment or grant. Such election shall satisfy the Participant's obligations under Paragraph 16(a) hereof, if any.

      (c) Stock Withholding

      At the election of the Participant, when Shares are to be issued upon the exercise of an Option, the vesting of a Restricted Share, the payment of a Performance Unit or the grant of a Stock Bonus, the Company shall withhold a number of such shares determined by such Participant, the Fair Market Value of which at the exercise, vesting, payment or grant date the Company determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, vesting, payment or grant and is not greater than the Participant's required federal, state and local tax obligations associated with such exercise or grant. Such election shall satisfy the Participant's obligations under Paragraph 16(a) hereof, if any.

   17. Amendment of the Plan

   The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders no revision or amendment shall adversely affect
(a) the favorable tax treatment of an Incentive Stock Option, or (b) the deductibility of any income to any Participant by reason of Section 162(m) of the Code.

   18. No Obligation to Exercise

   The grant to a Participant of an Option, Tandem SAR or Stand-Alone SAR, shall impose no obligation upon such Participant to exercise such Option, Tandem SAR or Stand-Alone SAR.

   19. Transfers Upon Death

   Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised or paid only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

   20. Expenses and Receipts

   The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

   21. Failure to Comply

   In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

   22. Effective Date and Term of Plan

   The Plan was adopted by the Board of Directors on February 12, 2002; no grants may be made under the Plan after the tenth anniversary of such date. No grant of an Option, Tandem SAR, Stand-Alone SAR or Performance Unit shall be effective until approval of the Plan by the Company's shareholders.

                                  APPENDIX D

            KINDRED HEALTHCARE, INC. 2000 LONG-TERM INCENTIVE PLAN

   1. Purpose of the Plan

   The purpose of the Vencor, Inc. 2000 Long-Term Incentive Plan, dated effective as of January 1, 2000 (the "Plan"), is to promote the success of the Company and the interests of its shareholders by attracting, motivating, retaining and rewarding key employees of the Company for assisting the Company and its Affiliates to emerge from bankruptcy and to provide them with incentives to induce Participants to contribute toward the improvement and growth of the Company.

   2. Definitions

   As used in this Plan, the following capitalized terms shall have the following meanings:

      (a) "Affiliate" shall mean any of Vencor, Inc.'s direct or indirect subsidiaries within the meaning of Section 424 of the Code.

      (b) "Award" shall mean a cash bonus payable pursuant to the terms and conditions of this Plan.

      (c) "Award Percentage" shall mean, with respect to each Performance Period, a percentage corresponding to the achievement of the Performance Targets for such Performance Period. The Award Percentage shall represent the portion of the Maximum Award that each Participant is entitled to receive with respect to each Performance Period.

      (d) "Base Salary" shall mean, with respect to each Participant, such Participant's annual base compensation, exclusive of any bonuses (whether under this Plan or otherwise), stock option benefits, or other compensatory or fringe benefits.

      (e) "Beneficiary" shall mean either (i) the person designated in the manner specified in Section 11(f) by a Participant to receive any amounts payable to him pursuant to this Plan following his death, or (ii), in the event of the failure of a Participant to so designate a Participant, the Participant's estate.

      (f) "Board" shall mean the Board of Directors of Vencor, Inc.

      (g) "Cause", when used in connection with the termination of a Participant's employment with the Company, shall mean (i) dishonesty; (ii) deliberate and continual refusal to perform employment duties on substantially a full-time basis; (iii) failure to act in accordance with any specific lawful instructions given to the Participant in connection with the performance of his duties for the Company or any of its subsidiaries or affiliates, unless the Participant has an existing permanent Disability;
   (iv) deliberate misconduct that is reasonably likely to be materially damaging to the Company without a reasonable good faith belief by the Participant that such conduct was in the best interests of the Company; or
   (v) conviction of or plea of nolo contendere to a crime involving moral turpitude.

      (h) "Change of Control" shall mean any one of the following events:

          (i) any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(i) thereunder) (an "Acquiring Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of Vencor, Inc. representing 50% or more of the combined voting power of Vencor, Inc.'s then outstanding securities, other than beneficial ownership by a Participant, the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

          (ii) Vencor, Inc.'s stockholders approve an agreement to merge or consolidate Vencor, Inc. with another corporation, or an agreement providing for the sale of substantially all of the assets of Vencor,

       Inc. to one or more Persons, in any case other than with or to an entity 50% or more of which is controlled by, or is under common control with, Vencor, Inc.;

          (iii) during any two-year period, commencing after the Effective Date, individuals who at the date on which the period commences constitute a majority of the Board of Directors (the "Incumbent Directors") cease to constitute a majority thereof for any reason; provided, however, that a director who was not an Incumbent Director shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors; or

          (iv) the Company is merged, combined, consolidated, recapitalized or otherwise organized with one or more other entities that are not Affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Company, determined on the basis of record ownership as of the date of determination of holders entitled to vote on the transaction (or in the absence of a vote, the day immediately prior to the event).

      (i) "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (j) "Committee" shall mean the Compensation Committee of the Board or such other committee as the Board may designate from time to time.

      (k) "Common Stock" shall mean the common stock of Vencor, Inc., par value $ 0.25 per share.

      (l) "Company" shall mean Vencor, Inc. and its Affiliates.

      (m) "Disability" shall mean a physical or mental condition entitling a Participant to benefits under the long-term disability policy maintained by the Company and applicable to him. For purposes of this Plan, a Participant's employment shall be deemed to have terminated as a result of Disability on the date as of which he is first entitled to receive disability benefits under such policy.

      (n) "Effective Date" shall mean the date on which the Company's bankruptcy plan is confirmed by the United States Bankruptcy Court for the District of Columbia.

      (o) "Maximum Award" shall mean the highest amount that may be awarded to Participants in certain positions or employment levels of the Company, expressed as percentages of such Participants' Base Salary, as follows:

           Position/Level:                Percentage of Base Salary:
           ---------------                --------------------------
           Chief Executive Officer.......            100%
           Members of Executive Committee             90%
           Vice Presidents...............             40%
           Senior Corporate Managers.....             25%
           Other Key Employees...........             15%

      (p) "Participant" shall mean an officer or key employee of the Company who is in a position to contribute materially to the success of the Company, as selected for participation in the Plan by the Committee in its sole discretion.

      (q) "Performance Period" shall mean any period of one or more years during which the Company's performance against the Performance Targets is measured for the purpose of determining whether and at what level Awards under this Plan shall be granted.

      (r) "Performance Targets" shall mean the performance targets for the Company that the Committee shall establish in its discretion for each Performance Period to be used in determining Participants' Awards.

      (s) "Person" shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

      (t) "Plan" shall mean this Vencor, Inc. 2000 Long-Term Cash Incentive Compensation Plan.

      (u) "Retirement" shall mean the termination of the employment of a Participant on or after the Participant's attainment of fifty-five (55) years of age.

   3. Administration

   This Plan shall be administered by the Committee. The Committee shall have full authority to interpret and construe any provision of the Plan, to adopt such rules and regulations and make any decisions necessary for the administration of the Plan, and to determine the eligibility of Participants under the Plan. Determinations of the Committee shall be conclusively binding and final upon all parties. The Committee shall not be liable to any Participant or other person for any action, omission or determination relating to the Plan.

   4. Eligibility

   The Committee may, in its sole discretion, select to participate in the Plan those officers and other key employees of the Company who are in a position to contribute materially to the success of the Company.

   5. Determination of Awards

   The Award payable to each Participant for each Performance Period shall be determined as follows:

      (a) Not later than ninety (90) days after the commencement of each Performance Period, the Committee shall identify (i) the Participants in the Plan for such Performance Period, (ii) the Maximum Award for each such Participant (based on positions or employment levels in the Company) as provided in Section 2(o) hereof, and (iii) the Award Percentages applicable to the Performance Targets established for such Performance Period.

      (b) Not later than ninety (90) days after the commencement of each Performance Period, the Committee shall establish Performance Targets for such Performance Period.

      (c) As soon as practicable, but not later than ninety (90) days, following the end of each Performance Period, the Committee shall (i) determine the level at which the Performance Targets for such Performance Period were reached, if at all and (ii) calculate the amount of the Award payable to each Participant with respect to such Performance Period, which shall be the product of (A) the Participant's Maximum Award for such Performance Period, (B) the Award Percentage for such Performance Period, and (C) such Participant's Base Salary in effect on the last day of the applicable Performance Period, but which shall not exceed $1.5 million per year in such Performance Period.

   6. Payment of Awards

   Except as otherwise provided herein, the Award, as calculated pursuant to
Section 5(c) hereof, shall be payable to each Participant with respect to any Performance Period, in a lump sum in cash as follows: one-third ( 1/3) shall be payable on or about each of the first, second and third anniversaries of the termination of the applicable Performance Period.

   7. Effect of Termination of Employment

      (a) In the event of the termination of the employment of a Participant by the Company for Cause or by the Participant for any reason prior to the payment to him of any portion of the Award related to any Performance Period, the Participant shall not be entitled to such unpaid portion.

      (b) In the event of the termination of the employment of a Participant as a result of the Participant's Retirement, or by the Company other than for Cause, during a Performance Period, the Participant shall be entitled to receive a prorated Award for such Performance Period based on the number of full months elapsed in such Performance Period before the date of such termination of employment. Such prorated

   Award shall be paid following the end of such Performance Period at the time and in the manner specified in Section 6 hereof. In addition, in the event of the termination of the employment of a Participant as a result of the Participant's Retirement, or by the Company other than for Cause, following the termination of a Performance Period and prior to the payment to the Participant of any portion of the Award with respect to such Performance Period, such unpaid portion shall continue to be paid at the time and in the manner specified in Section 6 hereof.

      (c) In the event of a Participant's death or Disability during a Performance Period, the Participant (or in the event of his death, his Beneficiary) shall be entitled to receive a prorated Award for such Performance Period equal to the Award that would be payable to him if the Award Percentage would have been fifty percent (50%) based on the number of full months elapsed in such Performance Period before the date of the Participant's death or Disability. Such Award shall be paid no later than fifteen (15) days after the date of the Participant's death or Disability, in a lump sum in cash. In addition, in the event of a Participant's death or Disability following the termination of a Performance Period and prior to the payment to the Participant of any portion of the Award with respect to such Performance Period, such unpaid portion shall be paid no later than fifteen (15) days after the date of the Participant's death or Disability, in a lump sum in cash.

      (d) The provisions of this Section 7 shall be subject to the terms of any separate written employment or similar agreement between the Company and a Participant in effect at the time of his termination of employment.

   8. Certain Adjustments

      (a) In the event of the merger or consolidation of the Company, or the acquisition or disposition by the Company of any substantial business unit, or the occurrence of any other transaction or event, which could reasonably be expected to have a substantial impact on the Performance Targets, the Committee will review, in good faith, the effect of such occurrence on the operation of this Plan and will adjust the Performance Targets and Award Percentages for such Performance Period as the Committee, in its absolute discretion, exercised in good faith, determines to be appropriate in light of the circumstances. The Committee shall consult with management of the Company concerning the magnitude of any such adjustment prior to coming to a final decision with respect thereto.

      (b) The Committee may, in its absolute discretion, designate an individual who commences employment with the Company more than ninety (90) days following the beginning of a Performance Period as a Participant for such Performance Period, in which case the Committee shall simultaneously determine the Maximum Award for such Participant for such Performance Period in accordance with Section 2(o), and the Committee may specify that the Award otherwise payable to such Participant for such Performance Period shall be prorated to reflect the Participant's performance of services for less than the entire Performance Period. In the event that a Participant is a promoted or demoted during a Performance Period, the Committee may, in its absolute discretion, adjust the Maximum Award for such Participant for such Performance Period to reflect such change.

   9. Change of Control

   No later than fifteen (15) days after a Change of Control, the Company shall pay, in lump sum in cash, to each Participant an amount equal to the sum of (i) the upaid portion of any Award relating to a Performance Period that ends prior to the occurrence of such Change of Control and (ii) the amount of the Maximum Award for such Participant for the Performance Period during which such Change in Control occurs (determined, for purposes of clarity, without proration and as if the highest applicable Performance Target had been reached.

   10. Amendment, Modification and Termination

   The Company reserves the right to amend, modify or terminate the Plan at any time; provided that no such amendment, modification or termination shall affect the determination or payment of Awards for any

Performance Period that commences prior to such amendment, modification or termination, except that the Committee may at any time determine to accelerate the payment of Awards.

   11. Miscellaneous

      (a) Awards shall not be assigned, transferred, pledged or encumbered, and any purported assignment, transfer, pledge or encumbrance shall be null and void.

      (b) This Plan and all rights under the Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

      (c) All payments required to be paid hereunder shall be subject to any required governmental withholdings or deductions as determined by the Company.

      (d) Nothing contained in the Plan shall confer upon any Participant any right with respect to the continuation of such Participant's employment by the Company or prohibit the Company at any time from terminating such employment or increasing or decreasing the base salary or other compensation of any Participant.

      (e) This Plan shall be unfunded. Awards shall be paid from the general assets of the Company and Participants in this Plan shall be general unsecured creditors of the Company. No Participant shall have any right, title, claim or interest in or with respect to any specific assets of the Company in connection with his participation in this Plan.

      (f) Each Participant shall be entitled to designate a Beneficiary by filing a written notice with the Committee in the form prescribed by the Committee from time to time. A Beneficiary designation filed with the Committee by a Participant may be withdrawn at any time or may be changed at any time by the Participant filing with Committee a subsequent Beneficiary designation in the form prescribed by the Committee from time to time.

      (g) In addition to the remedies of the Company elsewhere provided for herein, if a Participant is terminated for Cause, the Committee may cancel and cause the Participant to forfeit any Award to which such Participant would have otherwise been entitled, in whole or in part.

      (h) Headings and captions are given to the sections of this Plan solely as a convenience to facilitate reference, and shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof. All references herein to the masculine gender shall include the feminine.

                 AMENDMENT NO. ONE TO LONG-TERM INCENTIVE PLAN

   THIS AMENDMENT NO. ONE ("Amendment") to the Vencor, Inc. Long-Term Incentive Plan (the "LTIP") is adopted on the 21st day of June, 2001.

   Reason for Amendment. This Amendment is intended to (i) reflect the name change of the company to Kindred Healthcare, Inc. and (ii) allow for awards under the LTIP, in the discretion of the Chief Executive Officer of the Company, to employees who join the Company after the start of a performance period, effective as of the date hereof.

   Amendments.

      (a) The name of the LTIP is hereby amended, effective as of the date hereof, to read "Kindred Healthcare, Inc. 2000 Long-Term Incentive Plan"; the first sentence of Section 1 of the LTIP is hereby replaced with the following: "The purpose of the Kindred Healthcare, Inc. 2000 Long-Term Incentive Plan, dated effective as of January 1, 2000 (the "Plan"), is to promote the success of the Company and the interests of its shareholders by attracting, motivating, retaining and rewarding key employees of the Company for assisting the Company and its Affiliates to emerge from bankruptcy and to provide Participants with incentives to contribute toward the improvement and growth of the Company."; and Section 2(t) of the LTIP is hereby replaced with the following: "'Plan' shall mean this Kindred Healthcare, Inc. 2000 Long-Term Incentive Plan."

      (b) The first sentence of Section 8(b) of the Plan shall be replaced in its entirety with the following:

          The Chief Executive Officer of the Company (the "Chief Executive Officer") may, in his sole discretion, designate an individual who commences employment with the Company following the beginning of a Performance Period as a Participant for such Performance Period, in which case the Chief Executive Officer shall simultaneously determine the Maximum Award for such Participant for such Performance Period in accordance with Section 2(o), and the Chief Executive Officer may specify that the Award otherwise payable to such Participant for such Performance Period shall be prorated to reflect the Participant's performance of services for less than the entire Performance Period.

   IN WITNESS WHEREOF, Kindred Healthcare, Inc. has executed this instrument on the date first above written.

                                          KINDRED HEALTHCARE, INC.

                                          By: /s/  Edward L. Kuntz
                                            -----------------------------------
                                          Edward L. Kuntz, Chairman, Chief
                                          Executive Officer and President

                                  APPENDIX E

              KINDRED HEALTHCARE, INC. SHORT-TERM INCENTIVE PLAN

   1. Purpose of the Plan.

   This Kindred Healthcare, Inc. Short-Term Incentive Plan is intended to promote the interests of the Company and its shareholders by providing key employees of the Company and its Affiliates, who are largely responsible for the management, growth and/or success of the Company and its Affiliates, with incentives and rewards based on defined company operating and individual management goals.

   2. Definitions.

   As used in the Plan, the following definitions apply to the terms indicated below:

      (a) "Affiliates" shall mean with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person.

      (b) "Award Period" shall mean each consecutive calendar-year period commencing on January 1, 2002 and each January 1 thereafter while this Plan is in effect.

      (c) "Award Range" shall mean the range of awards that may be awarded to Participants based on their positions or employment levels within the Company or its Affiliates, expressed as percentages of such Participants' Base Salary, pursuant to Section 4(a)(i) hereof.

      (d) "Base Salary" shall mean, with respect to each Participant, such Participant's annual base compensation, exclusive of any bonuses (whether under this Plan or otherwise), stock option benefits, or other compensatory or fringe benefits. If the Participant's annual base compensation shall fluctuate during an Award Period as a result of a promotion, the Base Salary shall be the weighted average of the annual base compensation for such period. If the Participant's annual base compensation shall fluctuate during an Award Period for any other reason, the Base Salary shall be the annual base compensation on February 1 of the relevant Award Period.

      (e) "Board" shall mean the Board of Directors of the Company.

      (f) "Change in Control" shall mean any one of the following events:

          (i) any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1)(i) thereunder) (an "Acquiring Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, other than beneficial ownership by a Participant, the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

          (ii) the Company's stockholders approve an agreement to merge or consolidate the Company with another corporation, or an agreement providing for the sale of substantially all of the assets of the Company to one or more Persons, in any case other than with or to an entity 50% or more of which is controlled by, or is under common control with, the Company;

          (iii) during any two-year period, individuals who at the date on which the period commences constitute a majority of the Board of Directors (the "Incumbent Directors") cease to constitute a majority thereof for any reason; provided, however, that a director who was not an Incumbent Director shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors; or

          (iv) the Company is merged, combined, consolidated, recapitalized or otherwise organized with one or more other entities that are not affiliates of the Company, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Company, determined on the basis of record ownership as of the date of determination of holders entitled to vote on the transaction (or in the absence of a vote, the day immediately prior to the event).

      (g) "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (h) "Committee" shall mean the committee designated by the Board to administer the Plan pursuant to Section 3, which shall be comprised solely of two or more "outside" directors within the meaning of Treasury Regulation section 1.162-27(e)(3) promulgated under Section 162(m) of the Code.

      (i) "Company" shall mean Kindred Healthcare, Inc.

      (j) "Covered Participant" shall mean, with respect to an Award Period, a Participant who the Committee determines is or may be a "covered employee" within the meaning of Treasury Regulation (S) 1.162-27(c)(2) promulgated under Section 162(m) of the Code.

      (k) "Participant" shall mean an employee of the Company whose position is approved by the Committee to participate in this Plan for an Award Period, and upon his death, his successors, heirs, executors and administrators, as the case may be.

      (l) "Performance Award" shall mean an opportunity to receive a cash bonus awarded pursuant to the Plan, based on the achievement of Performance Goals, calculated pursuant to Section 4(b) hereof.

      (m) "Performance Goals" shall mean the Performance Goals established in writing by the Committee pursuant to Section 4(a)(ii) hereof.

      (n) "Plan" shall mean this Kindred Healthcare, Inc. Short-Term Incentive Plan.

   3. Administration of the Plan.

   The Plan shall be administered by the Committee. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary and to determine the Performance Award with respect to each Participant for an Award Period. Decisions of the Committee shall be final and binding on all parties. Neither the Committee nor any member of the Committee shall be liable to any Participant for any action, omission, or determination relating to the Plan. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee in its absolute discretion.

   Notwithstanding the foregoing, and without otherwise limiting the discretion of the Committee, the Committee shall not have the authority to increase any Performance Award payable to a Covered Participant beyond the Performance Award calculated pursuant to Section 4(b) hereof.

   Performance Awards to Covered Participants are subject to shareholder approval of the Plan.

   4. Determination and Payment of Award Amounts.

      (a) No later than 90 days after the start of each Award Period, the Committee shall (i) designate Participants for such Award Period; (ii) determine the Award Ranges applicable to Participants in the Plan according to their position or employment level; and (iii) establish, in writing, Performance Goals for such Award Period.

          (i) Award Ranges for each position or level within the Company shall be expressed as a minimum level, a target level, and a maximum level, which levels shall correspond with minimum, target and maximum levels of achievement of Performance Goals respectively.

          (ii) Performance Goals may be expressed in terms of (i) earnings per share of the Company's common stock, (ii) share price of the Company's common stock, (iii) pre-tax profit, (iv) net earnings, (v) return on equity or assets, (vi) revenues, (vii) account receivable collection days, (viii) earnings, before interest, tax, depreciation, amortization and rent, (ix) individual management or performance objectives, (x) quality objectives, (xi) any combination of the foregoing, or (xii) such other goals as the Committee may determine, and any components of Performance Goals may be based, in whole or in part, on the performance of an Affiliate of the Company. Performance Goals shall be expressed in ranges, with minimum, target and maximum levels of achievement for such goals.

          (iii) With respect to both Award Ranges and Performance Goals, the minimum, target and maximum levels represent points in a range of awards and goals, not absolute amounts, such that, e.g., if Performance Goals are achieved to a level that falls between the "target" and "maximum" levels, the corresponding award level will also fall between the "target" and "maximum" levels in the Award Range.

      (b) With respect to each Award Period, not later than ninety (90) days after the end of such Award Period or five days after receipt by the Company of audited financial statements for the Company or any applicable Affiliate for such Award Period, whichever is later, the Committee shall determine whether, and to what extent, the Performance Goals were achieved during such Award Period, basing such decision on all relevant criteria, including the Company's final audited financial statements as of the end of the Award Period. Based on such determination, the Committee shall determine the dollar amount of each Participant's Performance Award, if any, by (i) determining the percentage of base salary to be applied to each Participant within the percentages determined in the Award Range and (ii) multiplying such percentage with such Participant's Base Salary. If the minimum levels of the Performance Goals are not achieved by any Participant or group of Participants in an Award Period, such Participant(s) shall not receive a cash payment under the Plan for such Award Period. No Performance Award payable to a Participant may exceed $1,000,000.

      (c) Subject to Section 6 hereof, not later than thirty (30) days following determination of the Performance Awards as provided in Section 4(b) hereof, the Company shall pay to each Participant his respective Performance Award for such period in a lump sum in cash.

      (d) Notwithstanding anything in this Section 4 to the contrary, payment of a Participant's Performance Award is contingent on such Participant's compliance with the Company's policies and with satisfactory delivery of quality services throughout the period. Departures from such compliance or delivery of services that the Committee determines in its sole discretion to be material to the Company may result in loss of eligibility or forfeiture of the Performance Award.

   5. Partial Year Employment

      (a) The chief executive officer of the Company from time to time (the "CEO") may, in his sole discretion, designate an individual who commences employment with the Company more than ninety (90) days following the beginning of an Award Period as a Participant for such Award Period, in which case the CEO shall simultaneously determine the Award Range applicable to such Participant based on his position with the Company and, to the extent that Performance Goals for such Award Period incorporate individual management or performance objectives, establish such Participant's individual Performance Goals. The CEO may further specify that the Performance Award that may become payable to such Participant for such Performance Period shall be prorated to reflect the Participant's performance of services for less than the entire Performance Period.

      (b) Notwithstanding the foregoing, in the event such new Participant is a Covered Participant, all such decisions by the CEO must be ratified in writing by the Committee before 25% of the remaining Award Period has elapsed.

   6. Effect of Termination of Employment or Change in Control.

      (a) In the event of the termination of the employment of a Participant for any reason prior to the date of payment, the Participant shall not be entitled to any Performance Award with respect to such Award Period unless such provision contradicts with other agreements entered into by the Company or state law.

      (b) In the event of a Change in Control, each Participant who is employed with the Company on the date of such Change in Control or whose employment is terminated in contemplation of a Change in Control (as determined by the Committee in effect immediately prior to such Change in Control, in its sole discretion) shall be entitled to receive a Performance Award with respect to the Award Period in which such Change in Control occurs, which shall be calculated as if the Award Period were fully completed and as if Performance Goals were achieved at the target level, without any proration, and which shall be paid within fifteen (15) days after such Change in Control. Notwithstanding Section 6(a) hereof, continued employment on the date of payment of a Performance Award following the Change in Control shall not be required.

   7. Miscellaneous.

      (a) Certain Adjustments. In the event of a merger, consolidation or other corporate event involving the Company, or the acquisition or disposition by any entity forming part of the Company, or the occurrence of any other transaction or event which could reasonably be expected to have a substantial impact on the achievement of Performance Goals, the Committee will review the effect of such occurrence on the operation of the Plan and may adjust such Performance Goals with respect to each Award Period as the Committee, in its absolute discretion, determines to be appropriate in light of the circumstances.

      (b) Non-Assignability. The right of a Participant or of any other person to any payment under the Plan shall not be assigned, transferred, pledged or encumbered, and any purported assignment, transfer, pledge or encumbrance shall be null and void.

      (c) Applicable Law. The Plan and all rights under the Plan shall be governed by, and shall be interpreted in accordance with, the laws of the State of New York without reference to its principles of conflicts of law.

      (d) Applicable Withholdings. All payments required to be paid under the Plan shall be subject to any required Federal, state, local and other applicable withholdings or deductions as determined by the Company.

      (e) No Contract of Employment. Nothing contained in the Plan shall confer upon any Participant any right with respect to the continuation of such Participant's employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the base salary or other compensation of the Participant.

      (f) No Right to Participate. No person shall have any claim or right to participate in the Plan. The selection of an employee to participate in the Plan with respect to any Award Period shall not give such employee any right to participate in the Plan in any subsequent Award Period.

      (g) Right to Amend; Suspend or Terminate. The Committee may amend or suspend the Plan at any time in its absolute discretion. The Committee may terminate the Plan at any time, in whole or in part, with respect to some or all Participants or with respect to the Company or some or all of its Affiliates, in its absolute discretion. Upon termination or partial termination of the Plan, each Participant affected thereby (as determined by the Committee), unless otherwise determined by the Committee, shall be entitled to receive a Performance Award prorated based on the number of full months elapsed between the commencement of such Award Period and the date of such termination. Such prorated Performance Award shall be calculated as if the "target" level in the Award Range were achieved and shall be paid no later than ninety (90) days following such termination.

      (h) Plan Unfunded. The Plan shall be unfunded. Payments under the Plan shall be made from the general assets of the Company and to the extent any Participants have any right to payments hereunder, such Participants shall be general unsecured creditors of the Company. No Participant shall have any right, title, claim or interest in or with respect to any specific assets of the Company or any of its subsidiaries or affiliates in connection with the Participant's participation in the Plan.

      (i) Gender and Number. All references herein to the masculine gender shall include the feminine; and all references to the plural shall include the singular and vice versa.

                                      PROXY

                            [KINDRED HEALTHCARE LOGO]

                            KINDRED HEALTHCARE, INC.
            680 SOUTH FOURTH STREET, LOUISVILLE, KENTUCKY 40202-2412

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 16, 2002

The undersigned hereby appoints Richard A. Lechleiter, Vice President Finance, Corporate Controller and Treasurer and Richard E. Chapman, Chief Administrative and Information Officer, and Senior Vice President, or either of them, with power of substitution, attorneys and proxies to vote, as indicated on the reverse hereof, all shares of Common Stock of Kindred Healthcare, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the annual meeting of shareholders to be held at the Company's offices, 680 South Fourth Street, Louisville, Kentucky 40202-2412, on Tuesday, April 16, 2002, at 10:00 a.m., local time, or at any adjournments thereof, with all the powers the undersigned would possess if then and there personally present, upon the matters described in the notice of annual meeting of shareholders and proxy statement, dated March , 2002, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment. All of the proposals set forth below are proposed by the Company. Approval of any one proposal set forth below is not conditioned upon or related to approval of any of the other proposals set forth below.

--------------------------------------------------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS BELOW.

The Board of Directors recommends a vote FOR the following proposals:

1.  ELECTION OF DIRECTORS

FOR [   ] the election of Edward L. Kuntz, James Bolin, Michael J. Embler, Garry
N. Garrison, Isaac Kaufman, John H. Klein and David A. Tepper or WITHHOLD
AUTHORITY [   ] to vote for all nominees in such election.

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name above.


2.  PROPOSAL TO RATIFY THE KINDRED HEALTHCARE, INC. 2000 STOCK OPTION PLAN.

        FOR   [  ]             AGAINST   [  ]              ABSTAIN  [  ]


3.  PROPOSAL TO APPROVE THE KINDRED HEALTHCARE, INC. 2001 STOCK INCENTIVE PLAN.

        FOR   [  ]             AGAINST   [  ]              ABSTAIN  [  ]


4.  PROPOSAL TO RATIFY THE KINDRED HEALTHCARE, INC. 2000 LONG-TERM INCENTIVE
    PLAN.

        FOR   [  ]             AGAINST   [  ]              ABSTAIN  [  ]

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

SEE REVERSE SIDE.

5.  PROPOSAL TO APPROVE THE KINDRED HEALTHCARE, INC. SHORT-TERM INCENTIVE PLAN.

        FOR   [  ]             AGAINST   [  ]              ABSTAIN  [  ]


6. PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE.

        FOR   [  ]             AGAINST   [  ]              ABSTAIN  [  ]


[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT:


[ ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

         Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


         SIGNATURE: ___________________________           DATE: ________________